SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /x/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only
                  (as  permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                                SPECTRAFAX CORP.
        -----------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

        -----------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):



/ /        No fee required.
/X/        Fee computed on table below per Exchange Act
           Rules 14a-6(i) (1) and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                NOT APPLICABLE
                -------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                NOT APPLICABLE
                -------------------------------------------------------
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                Cash: $[fill in];
                TOTAL: $
                -------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                $[fill in]
                -------------------------------------------------------
           (5)  Total fee paid:

                -------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                -------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                -------------------------------------------------------
           (3)  Filing Party:
                -------------------------------------------------------
           (4)  Date Filed:
                -------------------------------------------------------



                                SPECTRAFAX CORP.
                           501 Goodlette Road N. B206
                              Naples, Florida 34102
                                 (941) 643-5060

Dear Stockholders:

     You are cordially invited to attend a Special Meeting of the Stockholders of SpectraFax Corp., a Florida corporation (the "Company"), to be held on Monday, March 11, 2002, at Naples Beach Hotel, Convention Center, 851 Gulf Shore Blvd. N., Naples, Florida. (941-261-2222)The meeting will begin at 3:00 p.m. local time.

    The formal notice of the Special Meeting of Stockholders follows. No admission tickets or other credentials will be required for attendance of the meeting.

    At the Special Meeting, you will be asked to consider and vote upon numerous proposals. These proposals include (i) the reincorporation of the Company from Florida to Delaware, including the authorization of 300,000,000 shares of common stock, (the "Reincorporation"), (ii) the election of directors, (iii) the approval and adoption of a resolution authorizing the Asset Purchase Agreement dated as of December 4, 2001, (the "Asset Agreement") between the Company and DataCom Leasing, L.L.C.(the "Buyer"),pursuant to which the Company proposes to sell (the "Proposed Sale") all of the current assets owned by the Company and currently leased to Buyer. The Proposed Sale would be the sale of substantially all of the Company's assets, after which the Company would no longer be in the fax research, sales and development business, (iv) the approval and adoption of a resolution authorizing the Share Exchange Agreement (the "Exchange Agreement")dated as of January 22, 2002 between the Company and Tricomp, Inc. ("Tricomp") pursuant to which the Company proposes to enter into a stock exchange ("Share Exchange")whereby the Company would acquire 100% of the stock of Tricomp and in exchange Tricomp would receive stock in an amount equal to 80% (restricted stock) of the stock of the Company after the Share Exchange.

    YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE PROPOSED REINCORPORATION AND STOCK AUTHORIZATION, PROPOSED SALE OF THE ASSETS TO BUYER AND STOCK EXCHANGE WITH BUYER ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, HAS APPROVED AND ADOPTED THE REINCORPORATION, PROPOSED SALE AND SHARE EXCHANGE (ALL SUBJECT TO STOCKHOLDER APPROVAL) AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE RESOLUTIONS AUTHORIZING REINCORPORATION, THE PROPOSED SALE AND THE SHARE EXCHANGE. In arriving at its recommendation, the board of directors gave careful consideration to a number of factors, as described in the enclosed Proxy Statement, regarding the fairness to the Company and its stockholders of the consideration to be received by the Company. The board of directors did not seek or obtain a fairness opinion from an investment banking firm in connection with the Proposed Sale or the Share Exchange.

     DETAILS OF THE REINCORPORATION, THE PROPOSED SALE AND THE SHARE EXCHANGE APPEAR IN THE ACCOMPANYING PROXY STATEMENT. PLEASE GIVE THIS MATERIAL YOUR CAREFUL ATTENTION.

    Approval of the Reincorporation, the Proposed Sale and the Share Exchange each requires the affirmative vote of the holders of a majority of the Company's issued and outstanding shares of common stock. The seven persons receiving the greatest number of votes cast at this Special Meeting will be elected directors of the Company. Each share of common stock is entitled to one vote on all matters to come before the Special Meeting. The common stock constitutes the only outstanding class of capital stock of the Company.

    It is important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and mail it promptly using the enclosed, pre-addressed, postage-paid, return envelope or return using facsimile at 941-643-5070. FAX IS THE PREFERED METHOD. If you attend the Special Meeting, you may revoke the proxy given and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention will be greatly appreciated.

                                          Sincerely,
                                          Thomas J. Conwell
                                          Chairman of the Board,
                                          Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
                        PLEASE RETURN YOUR PROXY PROMPTLY

Naples, Florida
February 25, 2002

                                SPECTRAFAX CORP.

                           501 Goodlette Road N. B206
                              Naples, Florida 34102
                                 (941) 643-5060



                    NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 11, 2002

                            ------------------------

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of SpectraFax Corp. (the "Company") will be held at Naples Beach Hotel, Convention Center, 851 Gulf Shore Blvd. N., Naples, Florida at 3:00 p.m., local time, on Monday, March 11, 2002. The purposes of the Special Meeting are:

1. To approve the reincorporation of the Company from Florida to Delaware, including the authorization of 300,000,000 shares of common stock, (the "Reorganization").

2. To elect seven (7) directors to serve until their successors are elected and shall duly qualify. The nominees for director are Robert A. Bader, William J. Culver, Pamela Fournier, Jana Leiendecker, Dr. William J. Pearch, David Staman and Barbara J. Sugerman.

3. To approve and adopt a resolution authorizing the Asset Purchase Agreement dated as of December 4, 2001, (the "Asset Agreement") between the Company and DataCom Leasing, L.L.C. (the "Buyer"), pursuant to which the Company proposes to sell (the "Proposed Sale") all of the current assets owned by the Company and currently leased to the Buyer. The Proposed Sale would be the sale of substantially all of the Company's assets, after which the Company would no longer be in the fax research, sales and development business; and

4. To approve and adopt a resolution authorizing the Share Exchange Agreement (the "Exchange Agreement")dated as of January 22, 2002, between the Company and Tricomp, Inc. ("Tricomp") pursuant to which the Company proposes to enter into a stock exchange ("Share Exchange") whereby the Company would acquire 100% of the stock of Tricomp and in exchange Tricomp would receive stock in an amount equal to 80% (restricted stock) of the stock of the Company after the Exchange.

5. To consider any other matters which properly may come before the meeting or any adjournments or postponements of the meeting.

     The Board of Directors has fixed the close of business on December 31, 2001 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. The stock transfer books will not be closed.

     A list of stockholders entitled to vote at the Special Meeting will be available for examination at the offices of the Company for ten days prior to the Special Meeting. Approval of the Reincorporation, Proposed Sale and Share Exchange each require the affirmative vote of the holders of a majority of the Company's common stock.

    We have enclosed our 2000 Annual Report, including financial statements, with this notice of Special Meeting.

    Each stockholder is cordially invited to attend the Special Meeting in person. To assure representation at the Special Meeting, however, stockholders are urged to date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or via facsimile at 941-643-5070. Any stockholder attending the Special Meeting may vote in person even if he or she had previously returned a proxy card.

                                          Sincerely,

                                          /s/ Thomas J. Conwell
                                          Chairman of the Board
                                          Chief Executive Officer

Naples, Florida
February 25, 2002

                                SPECTRAFAX CORP.

                             501 Goodlette Road B206
                              Naples, Florida 34102
                                 (941) 643-5060



                          SPECIAL STOCKHOLDERS MEETING
                                 PROXY STATEMENT

                              ---------------------

     SPECIAL MEETING: Monday, March 11, 2002, at 3:00 p.m., local time, at Naples Beach Hotel, Convention Center, 851 Gulf Shore Blvd. N. Naples, Florida.

     RECORD DATE: Close of business on December 31, 2001. If you were a stockholder at that time, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes. As of the record date, we had 25,251,374 shares of our common stock outstanding.

     AGENDA: The purposes of the Special Meeting are:

     1. To approve the reincorporation of the Company from Florida to Delaware, including the authorization of 300,000,000 shares of common stock, (the "Reorganization").

     2. To elect seven (7) directors to serve until their successors are elected and shall duly qualify. The nominees for director are Robert A. Bader, William
J. Culver, Pamela Fournier, Jana Leiendecker, Dr. William J. Pearch, David Staman and Barbara J. Sugerman.


     3. To approve and adopt a resolution authorizing the Asset Purchase Agreement dated as of December 4, 2001, (the "Asset Agreement") between the Company and DataCom Leasing, L.L.C. (the "Buyer"), pursuant to which the Company proposes to sell (the "Proposed Sale") all of the current assets owned by the Company and currently leased to the Buyer. The Proposed Sale would be the sale of substantially all of the Company's assets, after which the Company would no longer be in the fax research, sales and development business; and

     4. To approve and adopt a resolution authorizing the Share Exchange Agreement (the "Exchange Agreement")dated as of January 22, 2002, between the Company and Tricomp, Inc. ("Tricomp") pursuant to which the Company proposes to enter into a stock exchange ("Share Exchange") whereby the Company would acquire 100% of the stock of Tricomp and in exchange Tricomp would receive stock in an amount equal to 80% (restricted stock) of the stock of the Company after the Exchange.

     5. To consider any other matters which properly may come before the meeting or any adjournments or postponements of the meeting.

     PROXIES: Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "for" the proposal to elect directors named in this proxy statement, and "for" the resolutions to authorize the Reincorporation, the Proposed Sale and the Share Exchange. For other matters that properly come before the Board, the Board will vote at its discretion.

     PROXIES SOLICITED BY: The Board of Directors.

     MAILING DATE: We anticipate first mailing this proxy statement and the accompanying proxy to stockholders on or about February 26, 2002.

     REVOKING YOUR PROXY: You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures described on page 31 under "Voting Procedures/Revoking Your Proxy."

                       PLEASE VOTE--YOUR VOTE IS IMPORTANT

                                    CONTENTS


Disclosure Regarding Forward-Looking Statements.............
*Proposal 1--Reincorporation of the Company..................
*Proposal 2-Election of Directors.................. ........
Board Information...........................................
Executive Compensation and Other Information................
Security Ownership of Certain Beneficial Owners and
  Management................................................
Transactions with Related Parties...........................
Independent Auditors........................................
Section 16(a) Beneficial Ownership Reporting Compliance.....
*Proposal 3--Approval and Adoption of Resolution Authorizing
  the Asset Purchase Agreement..............................
*Proposal 4-Approval and Adoption of Resolution Authorizing
  the Share Exchange Agreement..............................
Voting Procedures/Revoking Your Proxy.......................
Submission of Stockholder Proposals.........................
Annual Report...............................................
Unaudited Pro Forma Condensed Consolidated Financial
  Statements................................................
Stock Performance Data......................................
Other Matters...............................................
Exhibits....................................................

 ------------------------

* We expect to vote on these items at the meeting.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This proxy statement contains forward-looking statements including statements containing the words "believes," "anticipates," "expects," "intends" and words of similar import. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that the Company believes might cause such differences include but are not limited to: (1) concentration of the Company's assets into one industry segment; (2) the impact of changing economic conditions; (3) the actions of competitors, including pricing and new product introductions; and (4) those specific risks that are discussed in the cautionary statements accompanying the forward-looking statements in this Proxy Statement and in the Risk Factors detailed in the Company's previous filings with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, stockholders are urged to read carefully all cautionary statements contained in this proxy statement and in those other filings made by the Company with the Securities and Exchange Commission.

                   PROPOSAL 1 - REINCORPORATION OF THE COMPANY

Introduction

         For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the Company's state of incorporation from Florida to Delaware (the "Reincorporation"). The Board of Directors has approved the Reincorporation, which will be effected pursuant to the Merger Agreement described below. Under the Merger Agreement, the Company will be merged with and into its newly formed Delaware subsidiary, Serefex Corp. ("Serefex Corp."). Upon the effectiveness of the Reincorporation, Serefex Corp. will continue to operate the Company's business and the Company will cease to exist. Pursuant to the Merger Agreement, each outstanding share of the Company's Common Stock will automatically be converted into one share of Serefex Corp.'s common stock, $.0001 par value, upon the effective date of the merger.

         As used in this discussion of the Reincorporation and throughout this proxy statement, the term "Company" means SpectraFax Corp., the Florida corporation, and "Serefex Corp." means the Delaware corporation into which the Company would be merged in connection with the Reincorporation.

         Under Florida law, the affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for approval of the Reincorporation. Approval of the Reincorporation proposal will constitute approval of the Plan of Merger between the Company and Serefex Corp. (the "Merger Agreement"). A copy of the Merger Agreement may be obtained from the Secretary of the Company, at the address set forth on the first page of this Proxy Statement or by telephone request to 941-643-5060. The Merger Agreement has been or will on the date of the Special Meeting have been approved by the Board of Directors of the Company and the Board of Directors of Serefex Corp. If approved by the shareholders, it is anticipated that the merger will become effective as soon as practicable (the "Effective Date") following the Special Meeting. However, pursuant to the Merger Agreement, the merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date if, in the opinion of the Board of Directors of either the Company or Serefex Corp., circumstances arise which make it inadvisable to proceed under the original terms of the Merger Agreement.

         Shareholders of the Company have the right under the Florida Business Corporation Act (the "Florida BCA") to dissent from the Reincorporation merger, the Proposed Sale as discussed in Proposal 3, and the Share Exchange as discussed in Proposal 4, and to receive the fair value of their shares as determined under the Florida BCA. See "Dissenters' Rights" below.

Vote Required

         Approval of the Reincorporation proposal will require the affirmative vote of the majority of outstanding shares of the Company on the Record Date entitled to vote on the proposal. Approval of the Reincorporation proposal will also constitute approval of (i) the Merger Agreement, (ii) the Certificate of Incorporation and Bylaws of Serefex Corp., and (iii) the assumption by Serefex Corp. of all of the rights and obligations of the Company, including without limitation the Proposed Sale and the Share Exchange which are the subjects of Proposal 3 and Proposal 4, respectively, herein.

The Board of Directors recommends a vote "FOR" the proposed reincorporation in Delaware.

Principal Reasons for the Proposed Reincorporation

         The Company was originally incorporated as a Florida corporation in 1983.

         As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

         Prominence, Predictability and Flexibility of Delaware Law. Delaware has for many years followed a policy of encouraging incorporation in that state and has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. The Delaware courts have developed considerable expertise in dealing with corporate law issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

         Increased Ability to Attract and Retain Qualified Directors. Both Florida and Delaware law permit a corporation to include a provision in its charter document which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to directors than Florida law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than Florida law.

         Well Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors under the business judgment rule. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords.

         Change in the Number of Board Members, Authorized Stock and Location of Principal Facilities of the Company. The Reincorporation proposal will effect a change in the Company's name, the legal domicile of the Company and certain other changes of a legal nature, certain of which are described in this Proxy Statement. In addition the reincorporation will change the number of authorized shares of stock to 300,000,000 shares. The current number of authorized shares is 40,000,000. This increase in the number of authorized shares is in order to complete the Share Exchange as set forth more fully in Proposal 4. The Reincorporation will increase the maximum number of directors to serve on the Board of Directors to nine (9). This is an increase from the current maximum which is five (5). The increase in the number of directors is necessary to accommodate the anticipated Board of Directors resulting from the Share Exchange as set forth in Proposal 4. The directors who are elected at this Special Meeting will become the directors of Serefex Corp. Because there is a difference in the maximum number of directors allowed by the Company and Serefex, upon the Effective Date of the Reincorporation, there will be up to four vacancies on the Serefex Board. These vacancies will be filled in accordance with the provisions of the Serefex Bylaws. All obligations of the Company (including, without limitation, the Proposed Sale and the Share Exchange will be assumed and be the obligations of Serefex Corp. After the merger, the shares of Common Stock of Serefex Corp. will continue to be traded, without interruption, in the same principal market as the shares of Common Stock of the Company are traded under prior to the merger.

         Prior to the Effective Date of the merger, the Company will obtain any requisite consents to such merger from parties with whom it may have contractual arrangements. As a result, the Company's rights and obligations under such contractual arrangements will continue and be assumed by Serefex Corp.

The Charters and Bylaws of The Company and Serefex Corp.

         The provisions of the Serefex Corp. Certificate of Incorporation and Bylaws are similar to those of the Company Articles of Incorporation and Bylaws in many respects. However, the Reincorporation Proposal includes the implementation of certain provisions in the Serefex Corp. Certificate of Incorporation and Bylaws which alter the rights of shareholders and the powers of management. In addition, Serefex Corp. could implement certain other changes by amendment of its Certificate of Incorporation or Bylaws. For a discussion of such changes, see "Significant Differences Between the Corporation Laws of Florida and Delaware."

         This discussion of the Certificate of Incorporation and Bylaws of Serefex Corp. is qualified by reference to Exhibits A and B hereto, respectively.

The Company's Articles of Incorporation currently authorize it to issue up to 40,000,000 shares of Common Stock, $.0001 par value. The Company is also authorized to issue 200,000 shares of Series A Cumulative, Non Participating 12% Par Value $25.00 preferred stock. In the event that the Reincorporation is effected, the Certificate of Incorporation of Serefex Corp. will provide that such company will have 300,000,000 authorized shares of Common Stock, $.0001 par value, and no shares of Preferred Stock.

     Monetary Liability of Directors and Officers. The Certificate of Incorporation of Serefex Corp. provides for the elimination of personal monetary liability of directors and officers to the fullest extent permissible under law. The Company's Articles of Incorporation does have a similar provision.

     Size of the Board of Directors. The Bylaws of Serefex Corp. provide for a Board of Directors consisting of a maximum of nine (9) members. The Bylaws of the Company provide for a Board of Directors consisting of not less than five
(5) nor more than seven (7) members. Delaware law permits the board of directors acting alone, to change the authorized number of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the shareholders). The Serefex Corp. Certificate of Incorporation provides that the number of directors will be as specified in the Bylaws and does not authorize the Board of Directors to adopt, alter, amend or repeal the Bylaws without Shareholder approval.

     If the Reincorporation proposal is approved, the seven (7) directors of the Company who are elected at the Special Meeting of Shareholders will continue as the directors of Serefex Corp. after the proposed Reincorporation is consummated and until their successors have been duly elected and qualified. Upon the Effective Date of the Reincorporation, there will be four possible vacancies on the Serefex Board. These vacancies will be filled according to the provision of the Serefex Bylaws.

     Filling Vacancies on the Board of Directors. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the Certificate of Incorporation or bylaws (or unless the Certificate of Incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship). The Bylaws of Serefex Corp. provide that all vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; provided, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     Summary of Certain Federal Income Tax Consequences of the Proposed Reincorporation

     The following is a discussion of certain federal income tax considerations that may be relevant to holders of the Company's Common Stock who receive Serefex Corp. Common Stock in exchange for their Company Common Stock as a result of the proposed Reincorporation. The discussion does not address all of the tax consequences of the proposed Reincorporation that may be relevant to particular shareholders, such as dealers in securities, or those shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options or warrants to acquire Serefex Common Stock. Furthermore, no foreign, state, or local tax considerations are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

     Subject to the limitations, qualifications and exceptions described herein, and assuming the proposed Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code, the following tax consequences generally should result:

     (a) No gain or loss should be recognized by holders of Company Common Stock upon receipt of Serefex Corp. pursuant to the proposed Reincorporation;

     (b) The aggregate tax basis of the Serefex Corp. received by each shareholder in the proposed Reincorporation should be equal to the aggregate tax basis of the Company Common Stock surrendered in exchange therefor; and

     (c) The holding period of the Serefex Common Stock received by each shareholder of the Company should include the period for which such shareholder held the Company Common Stock surrendered in exchange therefor, provided that such Company Common Stock was held by the shareholder as a capital asset at the time of proposed Reincorporation.

     (d) The Company should not recognize gain or loss for federal income tax purposes as a result of the proposed Reincorporation, and Serefex Corp. should succeed, without adjustment, to the federal income tax attributes of the Company.

     The Company has not requested a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences of the proposed Reincorporation under the Code.

     A successful IRS challenge to the reorganization status of the proposed Reincorporation would result in a shareholder recognizing gain or loss with respect to each share of Company Common Stock exchanged in the proposed Reincorporation equal to the difference between the shareholder's basis in such share and the fair market value, as of the time of the proposed Reincorporation, of the Serefex Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the shares of Serefex Common Stock received in the exchange would equal their fair market value on such date, and the shareholder's holding period for such shares would not include the period during which the shareholder held Company Common Stock.

Dissenters' Rights

     Sections 607.1301, 607.1302 and 607.1320 ("Dissenters' Rights Provisions") of the Florida Business Corporation Act (the "Florida Act") provide dissenters' rights to shareholders of Florida corporations in certain situations. Holders of record of Company Common Stock who comply with applicable statutory procedures summarized herein may be entitled to dissenters' rights under the Dissenters' Rights Provisions in connection with the Reincorporation proposal, the Proposed Sale and the Share Exchange, because each of the Reincorporation, Proposed Sale and the Share Exchange must be effected through a merger or a sale of substantially all of the property of the corporation other than in the usual and regular course of business and none of the exceptions to dissenter rights set forth in the Florida BCA are applicable. If holders of a material number of shares exercise dissenters' rights, the Board anticipates that it will likely abandon the Reincorporation, Proposed Sale and Share Exchange.

     A person having a beneficial interest in shares of Company Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect dissenters' rights.

     The following discussion is not a complete statement of the law pertaining to dissenters' rights under the Florida Act and is qualified in its entirety by the full text of Dissenter Rights Provisions, which are reprinted in their entirety as Exhibit C to this Proxy Statement. All references in the Dissenters' Rights Provisions and in this summary to a "shareholder" or "holder" are to the record holder of the shares of Company Common Stock as to which dissenters' rights may be asserted.

     Under Dissenters' Rights Provisions, where a proposed merger or sale is to be submitted for approval at a meeting of shareholders, the corporation must notify each of its shareholders as of the record date for such meeting of the availability of dissenters' rights with respect to his or her shares of Company Common Stock, and must include in such notice a copy of the Dissenters' Rights Provisions and the materials, if any, that under the Dissenters' Rights Provisions are required to be given to the shareholders entitled to vote on the proposed merger or sale at the meeting.

     This Proxy Statement constitutes such notice to the holders of Dissenting Shares (as defined below) and the applicable statutory provisions of the Florida Act are attached to this Proxy Statement. Any shareholder who wishes to assert such dissenters' right or who wishes to preserve his or her right to do so should review the following discussion and Exhibit C carefully, because failure to timely and properly comply with the procedures specified will result in the loss of dissenter's rights under the Florida Act.

     If the Reincorporation, Proposed Sale or Share Exchange are approved by the required vote of the Company's shareholders and are not abandoned or terminated, each holder of shares of Company Common Stock who does not vote in favor of the Reincorporation, Proposed Sale or Share Exchange and who follows the procedures set forth in the Dissenters' Rights Provisions will be entitled to have his or her shares of Company Common Stock purchased by the Company or Serefex Corp. for cash at their Fair Value (as defined below). The "Fair Value" of shares of Company Common Stock will be determined as of the day before consummation of the merger by which the Reincorporation will be consummated, excluding any appreciation or depreciation in anticipation of the proposed Reincorporation, Proposed Sale or Share Exchange. The shares of Company Common Stock with respect to which holders have perfected their purchase demand in accordance with the Dissenters' Rights Provisions and have not effectively withdrawn or lost such rights are referred to in this Proxy Statement as the "Dissenting Shares."

     Under the Dissenters' Rights Provisions, a holder of Dissenting Shares wishing to exercise dissenters' rights must deliver to the Company, prior to the vote on the proposed Reincorporation, Proposed Sale or Share Exchange at the Special Meeting a properly executed written notice of intent to demand payment for shares if the proposed Reincorporation, Proposed Sale or Share Exchange is effectuated. The dissenting shareholder may not vote in favor of the Reincorporation, Proposed Sale or Share Exchange. A holder of Dissenting Shares wishing to exercise such holder's dissenters' rights must be the record holder of such Dissenting Shares on the date the proposed corporate action creating dissenters' rights under Dissenters' Rights Provisions are approved by the shareholders. Accordingly, a holder of Dissenting Shares who is the record holder of Dissenting Shares on the date the written demand for appraisal is made, but who thereafter transfers such Dissenting Shares prior to the vote on the proposed Reincorporation, Proposed Sale or Share Exchange will lose any right to appraisal in respect of such Dissenting Shares.

     Under the Dissenters' Rights Provisions, a shareholder who wishes to assert dissenters' rights must cause the Company to receive written notice of his intent to demand payment for shares if the proposed Reincorporation, Proposed Sale or Share Exchange are approved prior to the vote taken to approve the proposal at the Special Meeting. Within ten (10) days after approval of the Reincorporation, Proposed Sale or Share Exchange, the Company (or Serefex Corp., as applicable) must mail a notice of such approval (the "Approval Notice") to all shareholders who filed a notice of intent to demand payment for their shares under the Dissenters' Rights Provisions.

     Within 10 days after the expiration of the period in Which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later, the Company, or Serefex, shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the Company, or Serefex, estimates to be the fair value for such shares. If the Company, or Serefex, fails to make such offer within the period specified in the Dissenters' Rights Provisions or if it makes the offer and any dissenting shareholder fails to accept the offer within the period of 30 days thereafter, the Company, or Serefex, may file an action in any court of competent jurisdiction in Florida in the county in which the registered office is located requesting that the fair value of the shares be determined.

     The district court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and will assess the costs against the corporation unless the court finds that all or some of the dissenters acted arbitrarily, vexatiously, or not in good faith. The court may also make other allocations of attorney's fees among the parties.

     Failure to follow the steps required by the dissenters' Rights Provisions as described above for perfecting dissenters' rights may result in the loss of such rights. If, after the Effective Time, a holder of Dissenting Shares has failed to perfect or has effectively withdrawn or lost his or her right to payment, such holder's shares will be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive a corresponding number of shares of Serefex Corp. Common Stock.

                        PROPOSAL 2--ELECTION OF DIRECTORS

    BOARD STRUCTURE AND BOARD NOMINEES: The Bylaws of the Company currently provide that the board of directors shall have a maximum of five members. The board has nominated five persons to stand for election as directors. If the Reincorporation is approved, Serefex can have nine members on its Board of Directors. Therefore, there would be two possible vacancies on the Board of Directors. These vacancies would be filled in accordance with the Bylaws of Serefex.

    The following table sets forth certain information regarding the director nominees of the Company. Each of the nominees has consented to serve as a director if elected.
DIRECTOR

NAME
-------------------
Robert A. Bader

William J. Culver

Pamela Fournier

Jana Leiendecker

Dr. William J. Pearch

David Staman

Barbara J. Sugerman


Robert A. Bader is retired. He served most recently as the Vice President Central advertising Sales for Ziff Davis, New York, New York.

William J. Culver is the Credit Administration Manager for AVNET, Tempe Arizona.

Pamela Fournier is the Senior Credit Analyst for Ingram Micro Inc., Williamsville, New York.

Jana Leiendecker is the Credit Manager, Deutsche Financial, Cisco Systems Capital Group, St. Louis, Missouri.

Dr. William J. Pearch is an administrator at Illinois State University, Normal Illinois.

David Staman is in Administration at Insight communications, Rockford, Illinois.

Barbara J. Sugerman is the Chief Executive Officer of Tricomp Inc., Rockford, Illinois.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES.

    The changes in the membership of the board may constitute a change of control as defined by regulations of the Securities and Exchange Commission.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The members of the Board of Directors of the Company serve until next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The directors and executive officers of the Company are as follows:

    Name                   Age              Title
    ----                   ---              -----

Thomas J. Conwell          63               Chief Executive Officer,
                                      Chairman of the Board, Director

Prakash V. Patel           50               Director

     Set forth below is the business experience and other biographical information regarding the directors and officers.

     Thomas J. Conwell has been President, CEO and a Director of the Company since 1986. His responsibilities have included general administrative management, marketing and sales, and research and development. Mr. Conwell is a graduate of Northern Illinois University with a Bachelor of Science degree in Chemistry, Mathematics and Education.

     Prakash V. Patel has been the Director of the Nuclear Medicine Diagnostic Clinic of Houston, Texas in excess of five years. His responsibilities include administration and radiation safety.

                             EXECUTIVE COMPENSATION

     Thomas J. Conwell earned less than $50,000 for the year ended December 31, 2001. No officer received over $100,000 for the year ended December 31, 2001.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of December 31, 2001, for
(i) each Named Officer; (ii) each director nominee of the Company; (iii) all executive officers and director nominees as a group; and (iv) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock.


                                 Number
Name of Beneficial Owner       of Shares            Percent Owned
------------------------       ---------             -------------

LionsGate Managment              2,836,000                8.3%

Golden Horse Inc.                1,650,000                6.3%
All Directors and Officers as                            14.3%
 A Group
----------
*Less than one percent

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the past, Mr. Conwell has loaned the Company monies as necessary. Total loans outstanding due Mr. Conwell are $65,000 and $129,000 at December 31, 2001 and 2000. During those periods, Mr. Conwell advanced to the Company $194,000 at 10% interest.


                              INDEPENDENT AUDITORS

     Clancy and Co., P.L.L.C., Phoenix Arizona are the auditors for the Company.
Note 1 to the financial statements of Company for the years ended December 31, 2000 and 1999 indicates a substantial doubt as to the ability of the Company to continue as a going concern.

     Representatives of Clancy and Co. are not expected to be present at the Special Meeting.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of reports filed by our directors, executive officers and beneficial holders of ten percent (10%) or more of our shares, and based upon representations from those persons, all SEC stock ownership reports required to be filed by those reporting persons during the Company's most recent fiscal year were timely made.

                PROPOSAL 3--APPROVAL AND ADOPTION OF A RESOLUTION
                    AUTHORIZING THE ASSET PURCHASE AGREEMENT
                                     BETWEEN
                                SPECTRAFAX CORP.
                                       AND
                             DATACOM LEASING L.L.C.

    At the Special Meeting, holders of the common stock of the Company will consider and vote upon a proposal to approve and adopt a resolution to authorize the Stock Purchase Agreement dated as of December 4, 2001, between the Company and DataCom Leasing, L.L.C. (the Buyer"), an Illinois limited liability company (the " Asset Agreement"), pursuant to which the Company proposes to sell (the "Proposed Sale") all of the current assets owned by the Company and currently leased to the Buyer. The proposed transaction constitutes the sale of substantially all of the Company's assets, after which the Company would no longer be in the fax research, sales and development business. A copy of the Asset Agreement is attached as Exhibit D to this Proxy Statement. Subject to certain adjustments, as consideration for the Proposed Sale under the terms of the Asset Agreement, $80,000 would be payable to or on behalf of the Company plus $300,000 of consideration that has previously been received by the Company under the existing Lease Agreement between Company and Buyer dated May 31, 2001. See "The Asset Agreement."

    Pursuant to the applicable provisions of the Florida Corporation
Law, the Company is required to obtain the affirmative vote of a majority of the outstanding shares of common stock prior to the sale of all or substantially all of its property or assets.

     The resolution that will be before the stockholders at the annual meeting is: "RESOLVED, that SpectraFax Corp., a Florida corporation, is hereby authorized to perform the transactions contemplated by that Asset Purchase Agreement dated as of December 4, 2001, between SpectraFax Corp. and DataCom Leasing, L.L.C. pursuant to which SpectraFax Corp. proposed to sell all of the current assets of SpectraFax Corp"

THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED SALE (SUBJECT TO STOCKHOLDER APPROVAL) AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE RESOLUTION AUTHORIZING THE PROPOSED SALE.

                               THE PROPOSED SALE

GENERAL

    The Agreement, which was executed and delivered by the Company and Buyer on December 4, 2001, provides for the sale of all of the assets used in the Company's business of manufactuting, marketing and selling fax processing systems and related services(the "Assets"). Subject to certain adjustments, Buyer would pay $80,000 to or on behalf of Company plus $300,000 previously received by Company under the Lease Agreement between Buyer and Company dated May 31, 2001.

USE OF PROCEEDS; PLANS FOR FUTURE OPERATIONS AFTER THE PROPOSED SALE

    The cash proceeds to the Company from the sale of the Assets would be used to pay off up to $80,000 of Indebtedness owed by Company to Fifth Third Bank. See "The Agreement--Purchase Price." It is not anticipated that there will be any net proceeds after the Indebtedness with Fifth Third Bank is paid.

    Following the consummation of the Proposed Sale, the stockholders of the Company will retain their equity interest in the Company. The Proposed Sale will not result in any changes in the rights of the Company's stockholders. The Company will not distribute any of the net proceeds of the sale of the assets of the Company to its stockholders. After the Proposed Sale the Company will not have any material assets. Therefore the Company proposed to enter into the Share Exchange Asset forth in Proposal 4.


BACKGROUND OF THE PROPOSED SALE OF THE ASSETS

         Note 1 to the financial statements of Company for the years ended December 31, 2000 and 1999 indicates a substantial doubt as to the ability of the Company to continue as a going concern. As a result, the Company has been actively negotiating for the sale or merger of the Company.

         Buyer and Company entered into a Lease Agreement and a Management Services Agreement effective as of May 31, 2001 for Buyer's lease and management of Company's business of manufacturing, marketing and selling fax processing systems and related services. On December 4, 2001 the Buyer and Company entered into the Asset Agreement attached as Exhibit D.

     THE COMPANY'S REASONS FOR THE PROPOSED SALE; RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE PROPOSED SALE IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED SALE AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE APPROVAL OF THE RESOLUTION AUTHORIZING THE PROPOSED SALE.

REGULATORY APPROVALS

    Consummation of the Asset Agreement does not require any regulatory approvals other than the federal filings required under applicable U.S. securities laws in connection with this proxy statement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The Proposed Sale will not have any federal income tax consequences to the Company's stockholders because no distributions of sale proceeds will be made to the stockholders.

EXPENSES AND OTHER FEES

    Each party will bear its own expenses in respect of the proposed sale, whether or not consummated.

                               THE ASSET AGREEMENT

    The following is a brief summary of certain provisions of the Asset
Agreement.

THIS DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE ASSET AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT D AND IS INCORPORATED HEREIN BY REFERENCE. THE TERMS NOT OTHERWISE DEFINED IN THIS SUMMARY OR ELSEWHERE IN THIS PROXY STATEMENT HAVE THE MEANINGS SET FORTH IN THE ASSET AGREEMENT. ALL STOCKHOLDERS ARE URGED TO CAREFULLY READ THE ASSET AGREEMENT IN ITS ENTIRETY.

PURCHASE PRICE

    Pursuant to the terms of the Asset Agreement, in consideration of the sale of all of the Assets of the Company, Buyer will pay $80,000 at closing to or on behalf of Seller plus $300,000 previously received by Seller under the Lease Agreement (the "Closing Purchase Price").

THE CLOSING

    The closing (the "Closing") of the Proposed Sale was set to occur on or before December 31, 2001 but in no event prior to completion of a special meeting of the Company's shareholders. Buyer has agreed to extend the Closing Date for the Proposed Sale beyond December 31, 2001 until the Proposed Sale can be voted on at the Special Meeting under this Proposal 3.

THE ASSETS

    The Assets constitute all of the assets of the Company relating to the Company's business of manufacturing, marketing and selling fax processing systems and related services. The sale of the Assets will leave the Company with no significant assets. For that reason the Company proposes to enter into the Share Exchange Agreement as set forth in Proposal 4.

REPRESENTATIONS AND WARRANTIES

    The Agreement contains various representations and warranties of the Company including, among others, representations and warranties related to corporate organization and similar corporate matters; authorization and enforceability; non-contravention of transactions contemplated by the Proposed Sale, compliance with laws; the accuracy of certain financial statements provided to Buyer; absence of certain changes since March 31, 2001; taxes and tax returns; contracts; patents, trademarks and trade names; licenses and permits; property and the accuracy of information relating to the Company contained in information delivered to Buyer.

    The Agreement contains various representations and warranties of Buyer including, among others, representations and warranties related to corporate organization and similar corporate matters; authorization and enforceability.

INDEMNIFICATION

    The Company has agreed to indemnify, defend and hold harmless Buyer and its Affiliates from and against any action, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses ("Adverse Consequences") suffered or incurred by Buyer relating to or arising out of any actual or alleged breach of or inaccuracy by Company in any of the Surviving Provisions, as defined in Section 10 (a) of the Asset Agreement, or any liability of company other than the Assumed Liabilities, as defined in
Section 1(f) of the Asset Agreement.

    The Company's obligation to indemnify for Adverse Consequences resulting from breaches of certain representations or warranties in the Agreement will remain in full force and effect for a period of two (2) years from the Closing Date; provided however, that representations and warranties regarding Tax matters survive the Closing until the expiration of the statute of limitations applicable to the matters covered thereby and the representations pertaining to ownership and title to the Assets survive the Closing forever. Except for claims related to title, the Buyer may not make a claim until the aggregate amount of all such claims exceeds $10,000 in which case the Company shall be liable for Adverse Consequences in excess of $10,000.

    Buyer has agreed to indemnify the Company from and against any Adverse Consequences suffered or incurred by the Company arising out of any actual or alleged breach by buyer of its obligations or inaccuracy of any Advers Consequences suffered or incurred by Company relating to or arising out of any actual or alleged breach by Buyer of its obligations under any of the Surviving Provisions.

The Buyer's obligation to indemnify for Adverse Consequences resulting from breaches of certain representations or warranties in the Agreement will remain in full force and effect for a period of two (2) years from the Closing Date. The Company may not make a claim until the aggregate amount of all such claims exceeds $10,000 in which case the Buyer shall be liable for Adverse Consequences in excess of $10,000.

CONDITIONS OF THE PROPOSED SALE

    The obligations of the Company to effect the Proposed Sale are subject to the following conditions: (i) the representations and warranties of Buyer contained in the Asset Agreement shall be true and correct on and as of the Closing Date and Buyer shall have performed all covenants and agreements to be performed by the Closing Date; (ii) no suit, action or other proceeding by any court or quasi-judicial or administrative agency where an unfavorable ruling would prevent the transaction contemplated by the Asset Agreement, cause any of the transactions contemplated by the Asset Agreement to be rescinded following consummation or affect adversely Buyer's right to own the Assets after the Closing; (iii) approval of the Proposed Sale by a sufficient number of Company's outstanding shares as required by Applicable Florida law; (iv) all required authorizations, approvals or consents shall have been obtained; (v) consent by Buyer's and Company's lenders to the Proposed Sale and the removal of all Liens on company's assets; and (vi) the documents required to be executed and delivered by Buyer at Closing shall have been executed and delivered.

    The obligations of Buyer to effect the Proposed Sale are subject to the following conditions: (i) the representations and warranties of the Company contained in the Agreement shall be true and correct on and as of the Closing Date the Company shall have performed all agreements to be performed by the Closing Date; (ii) the Company shall have obtained the required third party consents and authorizations; (iii) no suit, action or other proceeding by any court or quasi-judicial or administrative agency where an unfavorable ruling would prevent the transaction contemplated by the Asset Agreement, cause any of the transactions contemplated by the Asset Agreement to be rescinded following consummation or affect adversely Buyer's right to own the Assets after the Closing; (iv) there shall have been no material adverse effect shall have occurred in the Business or the Assets since March 31, 2001; (v) completion of Buyer's financial, business and legal due diligence of Company and Buyer's satisfaction in its sole discretion with the results of that examination prior to execution of the Asset Agreement; (vi) approval of the Proposed Sale and the Asset Agreement by Buyer's Board of Directors and approval of the transaction by a sufficient number of Company's outstanding shares as required by applicable Florida law, and the grant of proxies by Company's executive officers in favor of the transaction; (vii) written consent by Buyer's and Company's lenders to the Proposed Sale and removal of all Liens on Company's Assets; (viii) execution and delivery of confidentiality and non-competition agreement and proxy by Thomas J. Conwell; and (ix) the documents required to be executed and delivered by Buyer at Closing shall have been executed and delivered.

COVENANTS PENDING CLOSING

    Pursuant to the Agreement as amended, the Company has agreed to conduct the business of Company prior to the Closing, in the ordinary course, consistent with past practice. The Company has also agreed to maintain the ordinary and customary relationships of the Company with its suppliers, lessors, licensors, Customers and others having business relationships with Company.

    In addition, the Company and Buyer have agreed that for a period of sixty days from the date of Closing, Company may continue to use the name "SpectraFax" for designated purposes. Thereafter, Company must discontinue all use of the name of "SpectraFax".

NO COMPETITION, NO SOLICITATION AND CONFIDENTIALITY

    Pursuant to the Agreement, the Company has agreed for three (3) years following the Closing not to participate, engage or have any interest, either directly or indirectly, engage in a business that competes with the Business as conducted or proposed to be conducted on the Closing Date in any state in the United States where Company engaged in business within the 12 months prior to the Closing Date.

    In addition, Company has agreed for three years following the Closing not to divulge, communicate, use or misuse any confidential information or trade secrets of the Business or divert or attempt to divert any of the Business from Buyer.

    As part of the Asset Agreement, Thomas J. Conwell agreed to a personal confidentiality and non-competition agreement.

                PROPOSAL 4--APPROVAL AND ADOPTION OF A RESOLUTION
                         AUTHORIZING THE SHARE AGREEMENT
                                     BETWEEN
                                                           SPECTRAFAX CORP.
                                       AND
                                  TRICOMP, INC.

    At the Special Meeting, holders of the common stock of the Company will consider and vote upon a proposal to approve and adopt a resolution to authorize the Share Exchange Agreement dated as of January 22, 2002, between the Company and Tricomp, Inc. ("Tricomp"), an Illinois corporation (the " Share Exchange Agreement"), pursuant to which the Company proposes to exchange Tricomp shares for shares of common stock of Company. (the "Share Exchange") The proposed transaction is intended to qualify as a reorganization within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986 as amended. A copy of the Share Exchange Agreement is attached as Exhibit E to this Proxy Statement. On the Closing Date, Tricomp would sell, assign, transfer and deliver to Company 100% of the Tricomp shares of stock in exchange Company would deliver to Tricomp and aggregate number of Company Shares such that Tricomp would own 80% (restricted stock) of the total issued and outstanding shares of Company immediately after the Closing. In order for the Share Exchange to qualify as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code, the consideration paid by Company shall consist solely of the Company shares of common stock.

    Pursuant to the applicable provisions of the Florida Corporation
Law, the Company is required to obtain the affirmative vote of a majority of the outstanding shares of common stock prior to such a merger.

    The resolution that will be before the stockholders at the annual meeting is: "RESOLVED, that SpectraFax Corp., a Florida corporation, is hereby authorized to perform the transactions contemplated by that Share Exchange Agreement dated as of January 22, 2002, between SpectraFax Corp. and Tricomp, Inc. pursuant to which Tricomp would sell, assign, transfer and deliver to SpectraFax 100% of the Tricomp shares of stock in exchange SpectraFax would deliver to Tricomp and aggregate number of SpectraFax Shares such that Tricomp would own 80% (restricted stock) of the total issued and outstanding shares of SpectraFax immediately after the Closing"

THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED SALE (SUBJECT TO STOCKHOLDER APPROVAL) AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE RESOLUTION AUTHORIZING THE Share Exchange.

                               THE SHARE EXCHANGE

GENERAL

    The Agreement, which was executed and delivered by the Company and Tricomp on January 22, 2002, provides that Tricomp would sell, assign, transfer and deliver to Company 100% of the Tricomp shares of stock inexchange Company would deliver to Tricomp and aggregate number of Company Shares such that Tricomp would own 80% (restricted stock) of the total issued and outstanding shares of Company immediately after the Closing. . In order for the Share Exchange to qualify as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code, the consideration paid by Company shall consist solely of the Company shares of common stock.


              PLANS FOR FUTURE OPERATIONS AFTER THE SHARE EXCHANGE

    There will be two main components from which the Company will derive income after the Share Exchange. Tricomp is a three-year old software firm whose market consists of institutional and educational computer interlocking software users. Their Patent-pending technology provides numerous application for large educational facilities specifically colleges and universities. The software tracks the inventory of every available seat, for every class in each course. The students are immediately notified of vacancies within their perspective selections. This makes the enrollment process easier for the students and the university. This university can now allow students to enroll into any specific course either online or by telephone and know immediately if the class they chose is available. Currently Tricomp has sold over 16 contracts in 14 different states to both private and public institutions. The universities have student populations from as low as 3,000 to over 50,000. In all, there are over 300,000 students with access to this software.

         In addition, Tricomp intends to have a Real Estate Division that will own and operate income producing properties currently appraised over $6,000,000. The properties are located in Northern Illinois.

    Following the consummation of the Share Exchange, the stockholders of the Company will have their equity interest in the Company significantly diluted. The Proposed Sale will not result in any changes in the rights of the Company's stockholders.

BACKGROUND OF THE PROPOSED SALE OF THE ASSETS

         Note 1 to the financial statements of Company for the years ended December 31, 2000 and 1999 indicates a substantial doubt as to the ability of the Company to continue as a going concern. As a result, the Company has been actively negotiating for the sale or merger of the Company. On December 4, 2001 the Buyer and Company entered into the Asset Agreement attached as Exhibit E.

     THE COMPANY'S REASONS FOR THE SHARE EXCHANGE; RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE SHARE EXCHANGE IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED THE SHARE EXCHANGE AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE APPROVAL OF THE RESOLUTION AUTHORIZING THE SHARE EXCHANGE.

REGULATORY APPROVALS

    Consummation of the Share Agreement does not require any regulatory approvals other than the federal filings required under applicable U.S. securities laws in connection with this proxy statement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The Proposed Sale will not have any federal income tax consequences to the Company's stockholders.

EXPENSES AND OTHER FEES

    Each party will bear its own expenses in respect of the proposed share exchange, whether or not consummated.

                          THE SHARE EXCHANGE AGREEMENT

    The following is a brief summary of certain provisions of the Asset
Agreement.

THIS DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE SHARE EXCHANGE AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT E AND IS INCORPORATED HEREIN BY REFERENCE. THE TERMS NOT OTHERWISE DEFINED IN THIS SUMMARY OR ELSEWHERE IN THIS PROXY STATEMENT HAVE THE MEANINGS SET FORTH IN THE SHARE EXCHANGE AGREEMENT. ALL STOCKHOLDERS ARE URGED TO CAREFULLY READ THE SHARE EXCHANGE AGREEMENT IN ITS ENTIRETY.

SHARE EXCHANGE

         Pursuant to the terms of the Share Exchange Agreement, the Company proposes to exchange Tricomp shares for shares of common stock of Company. The proposed transaction is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986 as amended. A copy of the Share Exchange Agreement is attached as Exhibit E to this Proxy Statement. On the Closing Date, Tricomp would sell, assign, transfer and deliver to Company 100% of the Tricomp shares of stock in exchange Company would deliver to Tricomp and aggregate number of Company Shares such that Tricomp would own 80% (restricted stock) of the total issued and outstanding shares of Company immediately after the Closing. In order for the Share Exchange to qualify as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code, the consideration paid by Company shall consist solely of the Company shares of common stock.

THE CLOSING

    The closing (the "Closing") of the Share Exchange is scheduled to take place at such place, time and date on which the parties mutually agree.


REPRESENTATIONS AND WARRANTIES

    The Agreement contains various representations and warranties of the Company including, among others, representations and warranties related to corporate organization and similar corporate matters; authorization and enforceability; non-contravention of transactions contemplated by the Proposed Sale, compliance with laws; the accuracy of certain financial statements provided to Tricomp; absence of certain changes; absence of undisclosed liabilities; litigation; taxes and tax returns; contracts; patents, trademarks and trade names; licenses and permits; property; labor matters; insurance; investment representations; capitalization and the accuracy of information relating to the Company contained in information delivered to Tricomp.

    The Agreement contains various representations and warranties of Tricomp including, among others, representations and warranties related to corporate organization and similar corporate matters; authorization and enforceability.

INDEMNIFICATION

    The Company has agreed to indemnify, defend and hold harmless Tricomp and its Affiliates from and against any and all Losses, as defined, arising out of any actual or alleged breach of or inaccuracy by Company in any of the representations, warranties or covenants of the Share Exchange Agreement

    The Company's obligation to indemnify for Losses resulting from breaches of certain representations or warranties in the Agreement will remain in full force and effect for a period of eighteen months from the Closing Date; provided however, that representations and warranties regarding Tax matters survive the Closing until the expiration of the statute of limitations applicable to the matters covered thereby. Tricomp may not make a claim until the aggregate amount of all such claims exceeds $10,000 in which case the Company shall be liable for Losses in excess of $10,000.

    Tricomp has agreed to indemnify the Company from and against any Losses suffered or incurred by the Company arising out of any actual or alleged breach by Tricomp of its obligations or inaccuracy or any Loss suffered or incurred by Company relating to or arising out of any actual or alleged breach by Tricomp of its obligations.

Tricomp's obligation to indemnify for Losses resulting from breaches of certain representations or warranties in the Share Exchange Agreement will remain in full force and effect for a period of eighteen months from the Closing Date. The Company may not make a claim until the aggregate amount of all such claims exceeds $10,000 in which case the Tricomp shall be liable for Losses in excess of $10,000.

CONDITIONS OF THE PROPOSED SALE

    The obligations of the Company to effect the Share Exchange are subject to the following conditions: (i) the representations and warranties of Tricomp contained in the Asset Agreement shall be true and correct on and as of the Closing Date (ii) Tricomp shall have performed all covenants and agreements to be performed by the Closing Date; and (iii) all required authorizations, approvals or consents shall have been obtained.

    The obligations of Tricomp to effect the Share Exchange are subject to the following conditions: (i) the representations and warranties of the Company contained in the Agreement shall be true and correct on (ii) as of the Closing Date the Company shall have performed all agreements to be performed by the Closing Date; (iii) Company shall have received the necessary corporate certificates; (iv) Tricomp shall have received an acceptable opinion of counsel from Company; (v) Company shall have paid all Federal, Maryland and any other state withholding taxes; (vi) there shall have been no Material Adverse Effect on Company's business; there shall be no outstanding loans to or on behalf of Company; (vii) no threatened or pending litigation; (viii) Company liabilities shall be less than $175,000 and (ix) Company shall continue to be listed on the NASD OTC Bulletin Board.

COVENANTS PENDING CLOSING

    Pursuant to the Share Exchange Agreement, the Company has agreed to conduct the business of Company prior to the Closing, in the ordinary course, consistent with past practice. The Company has also agreed to maintain the ordinary and customary relationships of the Company with its suppliers, lessors, licensors, Customers and others having business relationships with Company.


TERMINATION

         The Share Exchange Agreement can be terminated by (i) mutual written consent of Tricomp and Company; (ii) by either Company of Tricomp if the Share exchange is not consummated by March 31, 2002; (iii) by either Tricomp or Company if a Governmental Entity issues an order or ruling restraining, enjoining or otherwise prohibiting the consummation of the Share Exchange; (iv) by Company if there has been a material breach of a representation or warranty that is not cured (v) by Tricomp if there has been a material breach of a representation or warranty that is not cured and (vi) by Tricomp if the Company's shareholders fail to approve the Share Exchange prior to March 31, 2002.

                     VOTING PROCEDURES/REVOKING YOUR PROXY

VOTING

    To be elected, directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. A quorum is present if at least a majority of the outstanding shares (12,625,687 shares) on the record date are present in person or by proxy. All matters submitted to you at the meeting other than the election of directors will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or by our certificate of incorporation or bylaws.

    Those who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Stockholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum, plurality or majority for that proposition.

    The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

REVOCABILITY OF PROXIES

    Proxies may be revoked if you:

     - Deliver a signed, written revocation letter, dated later than the proxy, to the Secretary of the Company at the address set forth on the first page of this proxy statement.

     - Deliver a signed proxy, dated later than the first one to the Secretary of the Company at the address set forth on the first page of this proxy statement; or

     - Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

SOLICITATION

    The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their expenses reasonably incurred in forwarding solicitation material to the beneficial owners of the Company's common stock.

DISSENTERS' RIGHTS

    Stockholders of the Company who do not approve of the Reincorporation, the Proposed Sale or the Share Exchange are entitled to appraisal or any other rights with respect to the Reincorporation, the Proposed Sale and the Share Exchange under Florida law. See Dissenters' Rights discussion as set forth in this Proxy Statement and set forth in full in Exhibit C.



                                 ANNUAL REPORT

(Please see attached document for SpectraFAX financials)


                      WHERE YOU CAN FIND MORE INFORMATION

    We file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. These SEC filings are available to the public over the Internet at the SEC's web site (www.sec.gov). You may also read and copy any document that either company files with the SEC at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facilities.

    We "incorporate by reference" into this proxy statement/prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/ prospectus, and information that we file subsequently with the SEC will automatically update this proxy statement/prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the filing of this proxy statement/prospectus and before the Proposed Sale and the Share Exchange are consummated.

    FOR SPECTRAFAX CORP.:

LIST DOCUMENTS TO BE INCORPORATED




                                           ----------------
                                           Thomas J. Conwell
                                           Chairman and Chief Executive Officer



                          CERTIFICATE OF INCORPORATION

                                       OF

                               SEREFEX CORPORATION


     FIRST: The name of the corporation is: Serefex Corporation.

     SECOND: The address of the registered office is c/o National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware, Kent County 19901. The name of its registered agent at such address is National Registered Agents, Inc.

     THIRD: The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same may be amended from time to time ("GCL").

     FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 300,000,000 shares of Common Stock, $0.0001 par value.

     FIFTH: The name and mailing address of the incorporator is Kevin J. Ryan, 330 North Wabash Avenue, 22nd Floor, Chicago, Illinois 60611.

     SIXTH: The election of directors need not be by written ballot.

     SEVENTH: Indemnification.

     (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the GCL, as the same exists as of the date hereof or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide both prior to such amendment and as of the date hereof), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this ARTICLE SEVENTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in connection with any such Proceeding in advance of its final disposition; provided, however, that, if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this ARTICLE SEVENTH or otherwise. The corporation may, by action of the Board, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors, officers and trustees.

     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this ARTICLE SEVENTH is not paid in full by the corporation within thirty days after written notice thereof has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation, and as to any such other action as to which it shall not be a defense) that the claimant has not met the standards of conduct which make it permissible under the GCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct under the GCL, nor an actual determination by the corporation (including the Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Non-Exclusivity of Rights. The rights to indemnification and the payment of expenses incurred in connection with a Proceeding in advance of its final disposition conferred in this ARTICLE SEVENTH shall not be (and they shall not be deemed to be) exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, trustee, employee or agent of the corporation or another corporation, or of a partnership, joint venture, trust or other enterprise against any expense, liability or loss (as such terms are used in this ARTICLE SEVENTH), whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

     (e) Impairment of Existing Rights. Any repeal or modification of this ARTICLE SEVENTH shall not impair or otherwise affect any rights, or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

     (f) Construction and Presumption. This ARTICLE SEVENTH shall be liberally construed in favor of indemnification and the payment of expenses incurred in connection with a Proceeding in advance of its final disposition and there shall be a rebuttable presumption that a claimant under this ARTICLE SEVENTH is entitled to such indemnification and the corporation shall bear the burden of proving by a preponderance of the evidence that such claimant is not so entitled to indemnification.

     (g) Confidentiality. Any finding that a person asserting a claim for indemnification pursuant to this ARTICLE SEVENTH is not entitled to such indemnification, and any information which may support such finding, shall be held in confidence to the extent permitted by law and shall not be disclosed to any third party.

     (h) Severability. If any provision of this ARTICLE SEVENTH shall be deemed invalid or unenforceable, the corporation shall remain obligated to indemnification and advance expenses subject to all those provisions of this ARTICLE SEVENTH which are not invalid or unenforceable.

     EIGHTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this ARTICLE EIGHTH shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     THE UNDERSIGNED, being the incorporator hereinabove named, for the purposes of forming a corporation pursuant to the GCL, does hereunto set his hand and seal the 14th day of February, 2002.




                                            Kevin J. Ryan, Incorporator

                                     BY-LAWS

                                       OF

                               SEREFEX CORPORATION

                            (a Delaware corporation)


                                    ARTICLE I

                                     OFFICES

     SECTION 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. All meetings of the stockholders shall be held at any place within or outside the State of Delaware as shall be designated from time to time by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

     SECTION 2. An annual meeting of stockholders shall be held each year in the month of August. At each annual meeting directors shall be elected and any other proper business may be transacted.

     SECTION 3. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

     SECTION 4. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, or the Certificate of Incorporation, or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 5. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him/her by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his/her name on the books of the Corporation on the record date set by the board of directors as provided in Article V, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.

     SECTION 6. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or the secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 7. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) or more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     SECTION 8. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 9. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered in a manner consistent with the Delaware General Corporation Law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. The board of directors shall consist of a minimum of one (1) director and a maximum of fifteen (15) directors. The number of directors shall be fixed or changed from time to time, by the then appointed director. The number of directors which shall constitute the initial board shall be nine (9 ). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified, provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire board of directors may be removed, either with or without cause, from the board of directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

     SECTION 2. Vacancies on the board of directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     SECTION 3. The property and business of the Corporation shall be managed by or under the direction of its board of directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 4. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Delaware.

     SECTION 5. The annual meeting of the board of directors shall be held on the first Monday of December immediately following the annual meeting of the stockholders. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

     SECTION 6. Special meetings of the board of directors may be called by the president on twenty-four hours' notice to each director, either personally or by mail or by fax; special meetings shall be called by the president or the secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner or on like notice on the written request of the sole director.

     SECTION 7. At all meetings of the board of directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the board of directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

     SECTION 8. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     SECTION 9. Unless otherwise restricted by the Certificate of Incorporation of these By-Laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                             COMMITTEES OF DIRECTORS

     SECTION 10. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution, By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a Certificate of Ownership and Merger.

                            COMPENSATION OF DIRECTORS

     SECTION 11. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. The officers of the Corporation shall be chosen by the board of directors and shall include a President, at least one (1) Secretary and one (1) Treasurer. The Corporation may also have at the discretion of the board of directors such other officers as are desired, including a chairman of the board, chief executive officer, chief operating officer, vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this
Article IV. In the event there are two or more vice presidents, then one or more may be designated as executive vice presidents, senior vice president, vice president marketing, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

     SECTION 2. The board of directors, at its first meeting and after each annual meeting of the stockholders, shall choose the officers of the Corporation.

     SECTION 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     SECTION 4. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

     SECTION 5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead or until his/her death, resignation or earlier removal. Any officer elected or appointed by the board of directors may be removed at any time, either with or without cause, by the board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy may be filled by the board of directors.

                                    PRESIDENT

     SECTION 6. The President shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by these By-Laws. The President shall be the principal executive officer of the corporation. Subject to the direction and control of the board of directors, he/she shall be in charge of the business of the corporation; he/she shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, he/she shall discharge all duties incident to the office of the President and such other duties as maybe prescribed by the board of directors from time to time. He/she shall preside at all meetings of the shareholders. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he/she may execute for the Corporation certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he/she may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He/she may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board or directors.

                               THE VICE-PRESIDENTS

     SECTION 7. The Vice-President (or in the event there be more than one Vice-President, each of the Vice-Presidents) shall assist the President in the discharge of his/her duties as from time to time may be assigned to him/her by the President or by the board of directors. In the absence of the President or in the event of his/her inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the board of directors, or by the President if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as Vice-President) shall perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the Vice-President (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he/she may accomplish such execution either under or without the seal of the corporation and either individually or with the Secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.


                                  THE TREASURER

     SECTION 8. The Treasurer shall be the principal accounting and financial officer of the corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of the treasurer and such other duties as from time to time may be assigned to him by the chief executive officer or by the board of directors. If required by the board of directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors may determine.


                                  THE SECRETARY

     SECTION 9. The Secretary shall: (a) record the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the President, or a Vice-President, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) have authority to certify the by-laws, resolutions of the shareholders and board of directors and committees thereof, and other documents of the corporation as true and correct copies thereof, and (h) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the President or by the board of directors. In the absence of the President and Vice President or in the event of his/her inability or refusal to act, the secretary shall perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President.

                 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES

     SECTION 10. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the chief executive officer or the board of directors. The assistant secretaries may sign with the chief executive officer, the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

                                    ARTICLE V

                              CERTIFICATES OF STOCK

     SECTION 1. Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the president or a vice president, and by the secretary, or an assistant treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

     SECTION 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     SECTION 3. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, or as such section may hereafter be amended, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.

                     LOST, STOLEN OR DESTROYED CERTIFICATES

     SECTION 4. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 5. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                               FIXING RECORD DATE

     SECTION 6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

     SECTION 7. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to reco gnize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                                    DIVIDENDS

     SECTION 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     SECTION 2. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

                                     CHECKS

     SECTION 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

                                   FISCAL YEAR

     SECTION 4. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

                                 CORPORATE SEAL

     SECTION 5. The board of directors may provide for a corporate seal which shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware", said seal may be used by causing it or a facsimile thereof to be impressed or affixed, reproduced or otherwise.

                                     NOTICES

     SECTION 6. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his/her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or by overnight express mail.

     SECTION 7. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                 INDEMNIFICATION

     SECTION 8. Unless otherwise provided in the Certificate of Incorporation, the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by law.

                                   ARTICLE VII

                                   AMENDMENTS

     SECTION 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of by the Certificate of Incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal these By-Laws is conferred upon the board of directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal these By-Laws.

                            FLORIDA BUSINESS STATUTES



607.1301 Dissenters' rights; definitions.--The following definitions apply to ss. 607.1302 and 607.1320:

(1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

History.--s. 118, ch. 89-154.


607.1302 Right of shareholders to dissent.--

(1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a)      Consummation of a plan of merger to which the corporation is a party:

1. If the shareholder is entitled to vote on the merger, or

2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

(b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

(d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

(e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

(f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

(2) A .shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

(3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

(4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

(5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

History.--s. 119, ch. 89-154; s. 5, ch. 94-327; s. 31, ch. 97-102.


607.1320 Procedure for exercise of dissenters' rights.--

(1)(a) If a proposed corporate action creating dissenters' rights under s.
607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

(b) If proposed corporate action creating dissenters' rights under s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

(2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

(3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

(4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

(a) Such demand is withdrawn as provided in this section;

(b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

(c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

(d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

(5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

(a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

(b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

(6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

(7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

(8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

(9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.


(10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

History.--s. 120, ch. 89-154; s. 35, ch. 93-281; s. 32, ch. 97-102.

                                    EXHIBIT D

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of this _4_ day of December, 2001, by and between DataCom Leasing, L.L.C., an Illinois limited liability company ("Purchaser"), with its principal place of business at 4201 Galleria Drive, Rockford, Illinois, 61111, and SpectraFAX Corp., a Florida corporation, ("Seller"), with its principal place of business at 501 Goodlette Road North, Suite B206, Naples, Florida 34102.

                                    Recitals

         A. Seller and Purchaser have entered into that certain Lease Agreement and Management Services Agreement dated effective as of May 31, 2001 for lease and management of Seller's business of manufacturing, marketing and selling fax processing systems and related services (the "Business").

         B. Seller desires to sell to Purchaser all of the assets used or useful in the operation of the Business and Purchaser desires to purchase all of such assets of Seller's Business and to assume certain specific operating liabilities associated with the Business.

                                    Agreement

         NOW, THEREFORE, for and in consideration of the recitals, mutual promises herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Defined Terms. Whenever used herein:

     (a) "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     (b) "Affiliate" means, with respect to any Person, (a) any other corporation, limited liability company, partnership, trust or other entity directly or indirectly, controlling, controlled by, or under common control with, such Person, or (b) any officer, director, manager, member, trustee or partner of such Person or such other Person. For purposes of this definition, "control" shall mean the direct or indirect right or power to direct the management and policies of a Person, whether through the ownership of voting equity interests, by contract or otherwise and either alone or in conjunction with others.

     (c) "Ancillary Agreements" means the Bill of Sale, the Confidentiality and Non-Competition Agreements, the Proxy and all other agreements or documents necessary to effectuate the transactions contemplated hereunder.

     (d) "Assets" means all assets owned by Seller and used in or necessary to the operation of the Business, but excluding the Excluded Assets. The Assets include: (i) all accounts, notes, other receivables, general intangibles now owned (including, but not limited to chooses in action and insurance proceeds) including any other obligations or indebtedness owed to Seller from whatever source arising including, without limitation, Seller's accounts receivable arising out of sold or leased property and income and profits from all sold or leased property; all rights of Seller to receive any payments in money or kind; all guaranties of the foregoing and security therefor; all of the right, title and interest of Seller in and with respect to the goods, services, or other property that gave rise or that secure any of the foregoing and insurance policies and proceeds relating thereto, and all rights of Seller as an unpaid seller of goods and services, including, but not limited to, the rights of stoppage in transit, replevin, reclamation, and resale; and all of the foregoing, whether now owned or existing or hereafter created or acquired (collectively "Receivables"); (ii) all goods, merchandise, and other personal property now owned by Seller that are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies, or materials used or consumed in Seller's Business, and all products thereof, and all substitutions, replacements, additions or accessions therefor and thereto (collectively "Inventory"); (iii) all tangible personal property including machinery and equipment delivered to Purchaser pursuant to the Lease Agreement including that held for lease to third parties, together with all accessions thereto and all substitutions and replacements thereof and parts therefor (the "Equipment"); (iv) all Intellectual Property, including the Intellectual Property listed in the Seller's Disclosure Schedule;
(v) all licenses, permits, consents and the like; (vi) all rights associated with any of the Assumed Contracts; (vii) customer lists and related information, supplier lists, technical data and other records, documents or instruments of the Business; (viii) all goods, merchandise, and other personal property returned to or repossessed Seller, and all interest of Seller as an unpaid vendor, lessor, or lienor; (ix) the Seller's phone and fax numbers (including without limitation 941/643-5060 and the other numbers in the "hunt group," 941/643-5070 and the 941/643-87** group) and all rights to the Seller's web site and related URL's; and (x) all cash or non-cash proceeds of any of the foregoing, including insurance proceeds.

     (e) "Assumed Contracts" means those contractual obligations of Seller or to which the Assets are subject which are identified as an "Assumed Contract" in
Section 5(j) of the Seller's Disclosure Schedule; but excluding any contractual obligation relating to any Excluded Asset or a Liability which is not an Assumed Liability.

     (f) "Assumed Liabilities" means only those Liabilities of the Seller which arise from the express terms (i.e., the terms set forth on the face) of the Assumed Contracts to the extent such Liabilities are set forth on the Seller's March 31, 2001 balance sheet or arose thereafter in the Ordinary Course of Business; provided, however, that the Assumed Liabilities shall not include (A) any Liability of the Seller for unpaid Taxes or Taxes arising in connection with the consummation of the transactions contemplated hereby, (B) any Liability of the Seller or any Affiliate for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (C) any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach or alleged breach of any Assumed Contract, Contract, breach of warranty, tort, infringement or violation of law, (D) any Liability associated with any Indebtedness of Seller, (E) any Liability associated with Seller's employees,
(F) any Liability or obligation of the Seller under this Agreement or the Exhibits or Schedules hereto, or (G) any Liability of Seller other than Operating Liabilities.

     (g) "Basis" means to Seller's knowledge any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     (h) "Customer" means any Person who purchases goods or services from the Seller.

     (i) "Contract" means any written or oral agreement, contract, commitment, license, sublicense, lease, sublease, indenture, mortgage, instrument of indebtedness, pledge, guarantee, arrangement, understanding or plan, and all rights and obligations under the foregoing.

     (j) "Excluded Assets" means the corporate charter and other documents relating to the organization maintenance and existence of Seller as a corporation; qualifications to conduct business as a foreign corporation; cash; certificates of deposit; and any Equipment not subject to the Lease Agreement or the Management Agreement.

     (k) "Indebtedness" means all obligations of Seller to any person or entity, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, and all principal, interest, taxes, fees, charges, expenses and reasonable attorneys' fees, chargeable to Seller pursuant to any agreement evidencing such Indebtedness.

     (1) "Intellectual Property" means all United States and foreign (a) inventions (whether patentable or unpatentable and whether or not reduced to practice) and patents and patent applications, including any improvements, revisions, extensions, reissues, divisions or continuations thereof (collectively, "Patents"), (b) trade names (including the name "SpectraFax"), trade dress, logos, registered and unregistered trademarks, service marks and any applications therefor and goodwill associated therewith (collectively, "Trademarks"), (c) registered and unregistered copyrights or applications therefor ("Copyrights"), (d) trade secrets, including proprietary, non-public know-how, methods, processes, formulas, specifications, computer software, source codes and related data (including without limitation, the source code known as "fax liaison source code") and information regarding the Business and the Seller's operations, customers, marketing and business plans (collectively, "Trade Secrets"), (e) any licenses from third parties to use any Patents, Trademarks, Copyrights or Trade Secrets, (f) all remedies against infringement of the foregoing, and rights to protection of interests therein under the laws of all jurisdictions, and (g) any and all copies of any of the foregoing, wherever located.

     (m) "Lease Agreement" means that certain Lease Agreement dated effective as of May 31, 2001 by and between Purchaser and Seller as modified by that certain letter agreement dated August 27, 2001.

     (n) "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

     (o) "Lien" means any mortgage, pledge, lien, hypothecation, claim, demand, charge, assessment, security interest or encumbrance.

     (p) "Management Agreement" means that certain Management Services Agreement dated effective as of May 31, 2001 by and between Seller and Purchaser as modified by that certain letter agreement dated August 27, 2001.

     (q) "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of Seller, the Business or the Assets.

     (r) "Most Recent Balance Sheet" means the Seller's unaudited balance sheet and related statements of income and changes in cash flow for the period ended May 31, 2001.

     (s) "Ordinary Course of Business" means the ordinary course of Seller's Business consistent with past custom and practice (including with respect to quantity and frequency).

     (t) "Person" means an individual, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization, or governmental entity (or any department, agency, or political subdivision thereof).

     (u) "Purchase Price" means $80,000 (subject to adjustment as set forth in Section 4(b) which shall be payable to or on behalf of Seller in accordance with
Section 4(b) plus $300,000 and other good and valuable consideration previously received by Seller under the Lease Agreement.

     (v) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall, profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax or charge of any kind imposed by any governmental agency, including any interest, penalty, or addition thereto, whether in dispute or not.

2. Sale of Assets; Assumption of Liabilities.

     (a) On and subject to the terms and conditions of this Agreement, at the Closing, for the Purchase Price, Seller agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase from Seller, all right, title and interest to the Assets.

     (b) On and subject to the terms and conditions of this Agreement, on the Closing Date, Purchaser agrees to assume and perform, in accordance with their terms, the Assumed Liabilities. Notwithstanding any provision in this Agreement to the contrary, Seller represents and warrants to and agrees with Purchaser that the Purchaser shall not assume or have any responsibility whatsoever with respect to any Liability of Seller or any of Seller's Affiliates that is not expressly set forth as an Assumed Liability and Purchaser disclaims any obligation or responsibility associated with any Liability that is not an Assumed Liability.

3. Shareholder Meeting. The Seller's Board of Directors (the "Board") shall: (i) duly call and give proper notice of a special meeting of Seller's stockholders (the "Special Meeting") which shall be held as soon as practicable following the execution of this Agreement but in any event no later than thirty days after the date of this Agreement for the purpose of considering and taking action upon this Agreement and the transactions hereunder; (ii) prepare and disseminate to stockholders within fifteen business days after execution of this Agreement a proxy statement relating to this Agreement and the transactions hereunder (the "Proxy Statement"), cooperate with Purchaser in the preparation of the Proxy Statement, and use its commercially reasonable efforts to obtain the necessary approvals by Seller's stockholders of this Agreement and the transactions hereunder; and (iii) subject to the fiduciary obligations of the Board under applicable law as advised in writing by counsel (copies of which are provided to Purchaser), include in the Proxy Statement the recommendation of the Board that holders of Common Stock vote in favor of the approval of the transactions contemplated hereby and the approval of this Agreement.

4. Closing.

     (a) Time and Place. The closing of the transactions contemplated hereby (the "Closing") shall occur on or before December 31, 2001 but in no event prior to completion of the Special Meeting (the "Closing Date"), at the offices of Grippo & Elden, Chicago, Illinois or via mail, Federal Express or fax. An executed document whose signature page is transmitted by fax shall be deemed fully executed and the document duly delivered by such party upon completion of the fax transmission, and such party shall provide original signature pages within two business days thereafter.

     (b) Deliveries. At the Closing, Purchaser shall pay up to $80,000 of the Purchase Price on behalf of and for the benefit of Seller to the First Third Bank (the "Bank"), or such other amount up to $80,000 as is necessary to release the Bank's Lien on the Assets and discharge bona fide Indebtedness the Seller incurred prior to May 31, 2001 and in compliance with the Lease Agreement (all other Indebtedness being a non-Assumed Liability which shall be discharged by Seller prior to Closing if necessary to consummate the transactions in this Agreement), with the balance remaining after payment to the Bank paid to the Seller (but in no event shall Bank and Seller receive more than a total of $80,000 at Closing), subject to adjustment for any receivables Seller collected contrary to the Lease and any expenses Purchaser incurred that were not contemplated by the Lease and in accordance with a Closing Statement mutually agreeable to the parties (and the Seller hereby acknowledges receipt of $300,000 of the Purchase Price in cash pursuant to the Lease Agreement) by wire transfer to an account designated by the Seller. If sufficient funds are available in the payment to be made to the Seller at Closing, the Purchaser shall deduct $2,500 there from in consideration for Purchaser's quit claim to Seller of certain office equipment and furniture referred to in a letter agreement between them. Seller and Purchaser shall execute and deliver to each other, as applicable:

 i.   Release of the Bank's and any other perfected Liens;
 ii.  Bill of Sale (Exhibit A),
 iii. Officer's Certificate (Exhibit C),
 iv.  Proxies of Thomas J. Conwell (Exhibit D),
 v. Non-Competition and Confidentiality Agreement executed by Thomas J. Conwell (Exhibit E),
 vi.  Assignment and Assumption Agreement (Exhibit I),
 vii. Patent, Technology and Trademark Assignment (Exhibit H), and viii.Any other documents or instruments reasonably requested by a party hereto.

5. Representations and Warranties of Seller. Except as disclosed on the "Seller's Disclosure Schedule" attached hereto, the Seller represents and warrants to Purchaser that the statements contained in this Section 5 are true and complete as of the date of this Agreement and will be true and complete as of the Closing (as though made at and as of the Closing):

     (a) Organization, Qualification, and Corporate Power. Seller is duly organized, and validly existing under the laws of the state of Florida and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. Seller is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Authorization of Transaction. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Seller of this Agreement have been duly authorized by its Board and will be duly authorized by its shareholders and all other requisite corporate action by Seller before the Closing and, when executed and delivered by Seller, this Agreement and the other documents contemplated to be executed by Seller on or before the Closing will be the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

     (c) Noncontravention. The execution, delivery and performance by Seller of this Agreement and the other documents contemplated to be executed by Seller on or before the Closing, and compliance with the provisions hereof and thereof by Seller, does not conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the Seller's Articles of Incorporation or by-laws, (ii) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Seller or the Assets, or (iii) any Contract filed or required by applicable law to be filed as an exhibit to Seller's Annual Report on Form 10-KSB for the year ended December 31, 2000 and Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001 and June 30, 2001 (collectively, the "SEC Filings") or any other Contract, note or instrument, except where such breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, have a Material Adverse Effect. Seller has or will, prior to the Closing, provide Purchaser with copies of the written consents or notices of conversion from the holders of Senior Secured Convertible Notes, and written consents of any other Person required to consummate the transaction herein.

     (d) Legal Compliance. The Seller has complied with all applicable laws of federal, state, local, and foreign governments (and all agencies thereof) and the Seller has filed in a timely manner all reports, documents and other materials it was required to file (and the information contained therein was correct and complete) under all applicable laws except that which would not have a Material Adverse Effect. Except as disclosed on Seller's Disclosure Schedule, none of which would have a Material Adverse Effect, the Seller (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is not a party, has not received notice of, or to Seller's knowledge is not threatened to be made a party to, any action, suit, proceeding, hearing, complaint, claim, demand, notice or investigation of, in, or before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator and there is no Basis for any of the foregoing. No material permit, authorization, consent, approval, or order of or by, or any notification of or filing with, any Person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement except as provided above.

     (e) Assets. Seller has good, indefeasible and merchantable title to and ownership of the Assets, free and clear of all Liens. The sale provided for in
Section 2 above will, at the Closing, transfer to the Purchaser good and marketable title to such Assets, free and clear of any Liens.

     (f) Financial Statements. Seller's Disclosure Schedule sets forth the following financial statements (collectively, the "Financial Statements"): (i) audited balance sheets and related statements of income and changes in cash flow of the Seller as of and for the year ended December 31, 2000 (which have been audited and certified by Clancy and Co., P.L.L.C.), and (ii) Most Recent Balance Sheet. The Financial Statements (including the notes thereto): have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects, the financial condition of the Seller at the respective dates thereof, the statements of income fairly present the results of operations of the Seller and the changes in its financial position for the periods indicated, and such Financial Statements are correct and complete in all material respects and are consistent with the Seller's books and records.

     (g) Notes and Accounts Receivable. All notes, Receivables, unbilled invoices and other debts due to Seller are reflected properly on its books and the Financial Statements, are valid and bona fide Receivables collectible within the ordinary course of business and subject to no known setoffs or counterclaims. There has been no material adverse change since December 31, 2000 in the collectability of the accounts receivable or other debts due to Seller.

     (h) Tax Matters. Seller has filed all Tax returns and other reports it is required to file and has paid or made adequate provision for payment of all such taxes, assessments and other governmental charges. All such Tax returns were correct and complete in all respects. All Taxes owed by the Seller (whether or not shown on any Tax return) have been paid. Seller is not a beneficiary of any extension of time within which to file any Tax return and no claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax returns that is or may be subject to taxation by that jurisdiction. Seller does not have any dispute with any governmental authority regarding Tax matters.

     (i) Undisclosed Liabilities. The Seller does not have any Liability (and there is no Basis for any present or future Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after March 31, 2001, and then only in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement, or violation of law) and each of which has been disclosed on Seller's Disclosure Schedule.

     (j) Contracts. Seller's Disclosure Schedule contains a complete and correct list of all Contracts (or group of related Contracts) to which the Seller is a party regarding or concerning: (i) relationships with Customers; (ii) a partnership or joint venture; (iii) creating, incurring, assuming, or guaranteeing any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Lien on any of its assets, tangible or intangible; (iv) confidentiality or noncompetition; (v) the employment or engagement of any Person on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $10,000 or providing severance or other benefits; (vi) the advancing or lending of any amount of money to any Person; (vii) any matter for which the Purchaser could become liable; (viii) any matter for which the consequences of a default or termination could have a Material Adverse Effect; or (ix) any matter, the performance of which involves consideration in excess of $10,000 or has a term of more than three months. With respect to each such Contract: (A) it sets forth the entire agreement between the parties thereto concerning the subject matter thereof (including all payment and other financial terms) and there are no other written or oral agreements, arrangements or commitments directly or indirectly between such parties concerning such subject matter; (B) it is legal, valid, binding, enforceable, and in full force and effect; (C) it will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms after the Closing; (D) no party thereto is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (E) no party thereto has repudiated any provision of the Contract and, to the Seller's knowledge, there is no dissatisfaction or complaint concerning the Contract or the transactions contemplated therein.

     (k) Insurance. Seller's Disclosure Schedule describes the property, casualty, liability, errors and omissions and workers' compensation insurance coverage of the Seller, and lists the named insured(s) or beneficiary, insurance carrier, policy limits, deductible or self-insured retention, any retroactive premium adjustments or loss-sharing arrangements, claims made under the policy for coverage or loss experience, claims paid under the policy and expiration date.

     (1) Personal Property. The Assets constitute all of the tangible and intangible assets necessary for the conduct of the Business as presently conducted. The personal property that are part of the Assets consists of tangible assets, all of which are, to Seller's knowledge (and there is no Basis otherwise), free from latent and patent defects, have been maintained in accordance with normal industry practice, are in reasonably good operating condition and repair (ordinary wear and tear accepted) and are suitable for the purposes for which each is presently used in the conduct of the Business.

     (m) Product Warranty. Except as set forth on Seller's Disclosure Schedule, each product or service manufactured, sold, leased, or delivered by Seller or Affiliate has been to Seller's knowledge in conformity with all applicable contractual commitments and all express and implied warranties, and Seller or Affiliate does have any Liability except as to the extent of the reserves set forth on the Most Recent Balance Sheet (and there is no Basis for any present or future action, suit, hearing, proceeding, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for return, replacement or repair thereof or other damages in connection therewith. No product or service manufactured, sold, leased, or delivered by Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Seller's Disclosure Schedule includes a copy of the standard terms and conditions of any service, a sale or lease for Seller and all warranties (written or oral), guarantees or other indemnity's of any kind given by or on behalf of Seller.

     (n) Intellectual Property. Seller's Disclosure Schedule contains a correct and complete list of all Intellectual Property Seller owns or uses, which constitutes all the Intellectual Property necessary for the conduct of the Business as presently being conducted and such Intellectual Property will be available for use by the Purchaser on identical terms. The registered Copyrights, Patents and Trademarks are valid and enforceable and all registrations therefor are in good standing. With respect to all Intellectual Property listed as owned by Seller, Seller has good and marketable title to the item, free and clear of any Lien, license or other restriction. The ownership and use of such Intellectual Property by Seller has not and does not interfere with, infringe upon, misappropriate or otherwise come into conflict with any Intellectual Property rights of any third party, and Seller have not received any notice of any unresolved claim or demand of the foregoing. To the knowledge of Seller, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Seller. As to all Intellectual Property used by Seller pursuant to license, sublicense, agreement or permission, the license, sublicense, agreement or permission conveying the item is legal, valid and binding and in full force and effect (and will continue to be so on identical terms after the Closing); no party thereto is in breach or default thereunder or has repudiated any provision thereof; and there are no disputes with respect thereto (and, with respect to any sublicense, each of the foregoing shall be true with respect to the license). Seller has taken all actions reasonably necessary or appropriate to maintain and protect its respective Intellectual Property in the United States and foreign jurisdictions (whether owned or used under license), including the secrecy of the Trade Secrets.

     (o) Customer Relationships. Except as set forth in the applicable reserves on the Most Recent Balance Sheet, no Customer of Seller has any claim, and there is no Basis for any claim, for breach of Contract or breach of warranty with respect to any product or service sold or leased to such Customer. Customer knows of no Customer dissatisfaction, and there is no Basis for dissatisfaction, that would have a Material Adverse Effect.

     (p) Disclosure Materials. The Seller's SEC Filings, and the written materials and other information provided to the Purchaser or its agents or representatives by the Seller, or its agents or representatives, and the representations and warranties in this Section 5 and the Seller's Disclosure Schedule, do not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements and information contained therein, or in this Agreement, not misleading.

6. Representation and Warranties of Purchaser. The Purchaser represents and warrants to Seller that the statements contained in this Section 6 are true and complete as of the date of this Agreement and will be true and complete as of the Closing (as though made at and as of the Closing).

     (a) Authorization of Transaction. The Purchaser has full power and authority to execute and deliver this Agreement and all other documents and instruments contemplated hereby to be executed and delivered by it and to perform its respective obligations hereunder and thereunder. This Agreement and such other documents and instruments constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with their terms and conditions.

     (b) Organization, Qualification, and Corporate Power. The Purchaser is a limited liability company validly existing, and in good standing under the laws of the State of Illinois.

7. Disclosures and Exceptions. Nothing in the Seller's Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty unless the Seller's Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Seller's Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in the section(s) of this Agreement to which such disclosure relates.

8. Covenants.

     (a) General. From the execution of this Agreement until the Closing, (i) each of the parties hereto will use its or his respective commercially reasonable efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 9 below); (ii) the Seller will give any notices to third parties and obtain any third party consents in connection with the matters referred to in Sections 5(c) and 5(d), as applicable above, and the related paragraph of the Seller's Disclosure Schedule; and (iii) the Seller will provide Purchaser a copy of the Proxy Statement prior to filing it with the Securities and Exchange Commission. Each of the parties will give reasonable cooperation to the other parties in connection with such notices and consents.

     (b) Notice of Developments; Publicity. From the execution of this Agreement until Closing each party hereto will give prompt written notice to the other party of any development causing a breach of any of the representations and warranties of such party. No disclosure by any party pursuant to this Section 8(b), however, shall be deemed to amend or supplement the Seller's Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant. All notices to Retained Employees and other employees, independent contractors, Customers and other Persons or any other public announcement of the transactions under this Agreement or any Exhibit shall be mutually agreed to by the Purchaser and Seller.

     (c) Exclusivity. Except for transactions related to the disposition of Seller's corporate shell, after the date of this Agreement through the Closing, the Seller agrees not to directly or indirectly (i) solicit any inquiries or proposals for the acquisition by any Person of substantially all of the Assets, or any merger or other business combination having the effect of conveying Seller's Business, Assets or operations, (collectively, a "Third Party Transaction"); or (ii) furnish information to, or engage in negotiations or discussions relating to a possible Third Party Transaction; except (iii) in the case of clause (ii), as in the written opinion of Seller's counsel, as is required in the exercise of the fiduciary duty of Seller's Board of Directors, and Seller shall restrict any officer, director, employee or agent of Seller from doing any of the foregoing. Notwithstanding anything in this Section 8(c) to the contrary, Seller shall be permitted to effect a change of control to any third party whether by sale or stock, merger or otherwise; provided, however, that any such transaction does not involve or result in a sale of the Assets, Business or operations.

     (d) Solvency Matters. Seller represents and warrants to, and covenants with, Purchaser as follows:

i. Seller has no knowledge of any plan or present intention that Seller or its successor by merger will not maintain its corporate existence for a period of at least 12 months after the date of this Agreement.

ii. Seller will comply with bulk sales notices and procedures under applicable Illinois, Florida and other laws in connection with the Closing of the acquisition of the Assets.

iii. The Seller will discharge or make adequate provisions for the discharge of all Liabilities to creditors and other Persons for at least 12 months after the date of this Agreement, and the Seller will not take any action that could render it insolvent or unable to discharge such Liabilities.

iv. Seller is not entering into the transactions contemplated by this Agreement for the purpose of delaying, hindering or defrauding its creditors; and the Purchase Price Seller is receiving under this Agreement are fair and reasonable.

v. Seller will use the Purchase Price to discharge its Liabilities to Creditors who are not Affiliates of Seller.

     (e) Solicitation of Employees. Seller consents to Purchaser or its authorized representatives contacting selected employees of Seller and independent contractors of Seller for the purpose of offering them employment or engaging them as independent contractors.

     (f) Operation of the Business. Until the Closing the Seller will operate and conduct the Business in the Ordinary Course of Business, and will use its commercially reasonable best efforts to cause its representations and warranties to remain true and correct, and to maintain and preserve intact the Business, its present operation, and maintain the ordinary and customary relationships of the Seller with its employees, suppliers, lessors, licensors, Customers and others having business relationships with it with a view toward preserving for the Purchaser after the Closing Date the Business and goodwill associated therewith.

     (g) Covenant Not to Compete and Confidentiality.

i. None of the Seller or any of its Affiliates will, at any time within three
(3) years after the Closing Date, participate, engage or have any interest in, directly or indirectly, any person, firm, corporation, or business (whether as an investor, agent, lender, or consultant, or in any other capacity which calls for the rendering of services, advice, acts of management, operation or control) which engages in a business that competes with the Business as conducted or proposed to be conducted on the Closing Date in any state in the United States where Seller has within the 12 months prior to the Closing Date engaged in such Business. At all times from and after the Closing Date, none of the Seller or any of its Affiliates shall use the name "SpectraFax" or the other marks identified in Section 5(n) or that are transferred to Purchaser hereunder, or any name or mark that is confusingly similar. Notwithstanding anything to the contrary contained in this paragraph (a), nothing contained herein shall prohibit or restrict any Seller or any Affiliate from owning an interest not to exceed 5% as a passive investor in any publicly held business or enterprise so long as the Seller and its Affiliates are not employees, agents or consultants of and otherwise do not perform any services for any such business or enterprise which calls for the rendering of services, advice, acts of management, operation or control.

ii. During the three-year period specified in Section 8(g)(i), the Seller and its Affiliates each agrees not to (i) divulge, communicate, use or misuse in any way, any confidential information or trade secrets of the Business, including personnel information, secret processes, know-how, computer programs, customer lists, price lists or pricing data, formulae, or other technical data; or (ii) divert or attempt to divert any of the Business from the Purchaser, provided, however, that there shall be no requirement on the Seller to maintain in confidence or not use any confidential information or trade secret of the Business (A) which is or becomes known to the public after the Closing Date through no fault of the Seller or its Affiliates, (x) which is obtained from a third party which has the right to disclose such information, (y) in which the Purchaser ceases to have a legally protectible interest, or (z) as required by law or a court of competent jurisdiction, provided Purchaser is given prior written notice and Seller and Affiliates cooperate with Purchaser's efforts to obtain confidential treatment.

iii. The Seller and its Affiliates each has knowledge of the affairs, trade secrets, customers, potential customers and other proprietary information of the Business and acknowledge and agree that compliance with the covenants contained in this Section 8(g) is necessary for the protection of the goodwill and other proprietary interests of the Business. The Seller and Affiliates each acknowledges and agrees that in the event of a breach or threatened breach of such covenants, the Purchaser would not have an adequate remedy solely at law, and the Purchaser shall be entitled to injunctive relief (without having to post a bond or similar security) in addition to any other remedies which may be available to it.

     (h) Corporate Name. For a period of sixty (60) days from the date of Closing, Seller may continue to use the name "SpectraFax;" provided, however, that use of such name by Seller shall only be for purposes of communicating with shareholders, stock certificates, filings with the Securities and Exchange Commission and selling its corporate shell, and in no event shall the name be used in connection with the sale or lease of any products or services. Thereafter, Seller will discontinue all use of the name "SpectraFax" and change its corporate name so that it is not confusing or deceptively similar to SpectraFax and will provide Purchaser written evidence of such name change.

(i) Lease and Management Agreements. Seller and Purchaser hereby amend the Lease Agreement and the Management Agreement to extend the terms of those agreements as necessary through Closing.

9. Closing Conditions.

     (a) Conditions to the Purchaser's Obligation to Close. The obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions (any of which may be waived by the Purchaser in writing):

i. The representations and warranties of the Seller set forth in Section 5 above shall be true and correct in all material respects effective at the Closing, and the Seller shall have performed and complied with all of its covenants and agreements hereunder to be performed at or prior to that Closing;

ii. Each of the third party consents and authorizations specified in Section 5(d) above and the related paragraph of the Seller's Disclosure Schedule shall have been obtained;

iii. No action, suit, or proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Purchaser to own the Assets after the Closing and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

iv. No material adverse change shall have occurred in the Business or the Assets since March 31, 2001 (except as disclosed in the Seller's Disclosure Schedule);

v. Completion of Purchaser's financial, business and legal due diligence examination of Seller, and Purchaser's satisfaction in its sole discretion with the results of that examination prior to execution of the Agreement;

vi. Approval of the transaction and definitive agreements by Purchaser's Board of Directors and approval of the transaction by a sufficient number of Seller's outstanding shares as required by applicable Florida law, and the grant of proxies by Seller's executive officers to vote in favor of the transaction;

vii. Written consent by Purchaser's and Seller's lenders to the proposed transaction and removal of all Liens on Seller's Assets;

viii. Execution and delivery of confidentiality and non-competition agreement and proxy by Thomas J. Conwell; and

ix. Each of the documents required by this Agreement to be executed and delivered by Seller at Closing shall have been duly executed and delivered. (b) Conditions to Seller's Obligation to Close.

i. The representations and warranties of the Purchaser set forth in Section 6 above shall be true and correct in all material respects effective at the Closing, and the Purchaser shall have performed and complied with all of its covenants and agreements hereunder to be performed at or prior to that Closing;

ii. No action, suit, or proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Purchaser to own the Assets after the Closing and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

iii. Approval of the transaction by a sufficient number of Seller's outstanding shares as required by applicable Florida law;

iv. Each of the third party consents and authorizations specified in Section 5(d) above and the related paragraph of the Seller's Disclosure Schedule shall have been obtained;

v. Written consent by Purchaser's and Seller's lenders to the proposed transaction and removal of all Liens on Seller's assets; and

vi. Each of the documents required by this Agreement to be executed and delivered by Purchaser at Closing shall have been duly executed and delivered.

10.      Remedies for Breaches of this Agreement.

     (a) Survival of Representations, Warranties and Covenants. Except as provided in the next sentence, no claim by a party hereto for breach of the covenants, representations and warranties of the other party contained in this Agreement shall be asserted by one party hereto against the other party after the Closing. Notwithstanding the foregoing, the covenants, representations and warranties in Sections 5(b), 5(c) (last sentence only), 5(d) (last sentence only), 8(d), 8(g), 8(h), all of Sections 10 through 20 (inclusive) (collectively, the "Surviving Provisions") shall survive the Closing and continue in full force and effect thereafter subject to Section 10(e). The Seller shall not enter into any transaction which will have the effect of rendering it unable to discharge its indemnity or other obligations hereunder.

     (b) Indemnification by Seller. Seller shall indemnify, defend and hold the Purchaser and its Affiliates harmless from and against any Adverse Consequences suffered or incurred by any of them relating to or arising out of (A) any actual or alleged breach of or inaccuracy by Seller in any of the Surviving Provisions. or (B) any Liability of Seller other than the Assumed Liabilities.

     (c) Indemnification by Purchaser. The Purchaser shall indemnify, defend and hold the Seller and its respective Related Persons harmless from and against any Adverse Consequences suffered or incurred by any of them relating to or arising out of any actual or alleged breach by Purchaser of its obligations under any of the Surviving Provisions.

     (d) Matters Involving Third Parties.

i. If any Person not a party to this Agreement shall notify any party hereto (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party hereto (the "Indemnifying Party") under Section 10(a) or 10(c), then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any indemnifying party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

ii. So long as the Indemnifying Party is conducting the defense of the Third Party Claim diligently and in the reasonable judgment of the Indemnified Party has the financial resources to discharge its obligations hereunder, the Indemnifying Party shall continue to do so (but shall not consent to any settlement or judgment without the written consent of the Indemnified Party, not to be unreasonably withheld). In the event any of the conditions in the foregoing sentence is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) as incurred by the Indemnified Party, and (C) the Indemnifying Party will remain responsible for all Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 10.

     (e) Limitations. No claim for Indemnification under this Section 10 may be made more than two years after the Closing Date; provided however, that (i) the representations and warranties contained in Section 5(h) survive the Closing until the expiration of the statute of limitations applicable to the matters covered thereby; and (ii) the representations and warranties pertaining to ownership and title to the Assets, survive the Closing forever. Except for claims related to title, no Indemnified Party may make a claim under this
Section 10 unless and until the aggregate amount of all such claims by such Indemnified Party exceeds $10,000 in the aggregate in which case the Indemnifying Party shall be liable for all Adverse Consequences in excess of $10,000. The limitations contained in this Section 10(e) do not apply to a claim based upon any intentional breach or misrepresentation.

     (f) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy or claim for damages any party may have with respect to any Person for breach of representation, warranty, covenant or agreement or other liability or damages.

11. Succession and Assigning nt. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligation hereunder; provided, however that Purchaser shall remain responsible for the performance of all of its obligations hereunder. Seller may not assign this Agreement or any of its rights, interests, or obligations hereunder but this Agreement shall be binding upon any successor to the Seller by merger, share exchange or similar transaction (including with TriComp).

12. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they are related in anyway to the subject matter hereof.

13. No Waiver. No waiver of any provision of this Agreement shall be binding unless executed in writing by the waiving party. The failure of any party hereto to insist upon strict performance of any provision of this Agreement by any other party, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver be applicable to subsequent transactions unless otherwise stated therein.

14. Amendment. This Agreement shall not be amended, modified or terminated orally but may only be amended, modified or terminated pursuant to written agreement between Seller and Purchaser.

15. Third-Party Beneficiaries. The provisions of this Agreement are intended solely for the benefit of the parties hereto and shall create no rights enforceable by any third party.

16. Further Assurances. From and after the date hereof, each of the parties hereto agree to do or cause to be done such further acts and things and deliver or cause to be delivered to each other such additional assignments, agreements, powers and instruments, as each may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Ancillary Agreements (including the General Services Administration Certification). Upon execution of this Agreement, Seller will execute all necessary instruments to cause the phone and fax numbers referred to in Section 1(d)(ix) to be immediately transferred to Purchaser.

17. Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:


                            SHARE EXCHANGE AGREEMENT



                                  by and among


                                SPECTRAFAX CORP.,
                             a Florida corporation,

                                       and

                                 TRICOMP, INC.,
                            an Illinois corporation,



                          Dated as of January 22, 2002

                            SHARE EXCHANGE AGREEMENT

         Share Exchange Agreement, dated as of January 22, 2002 (this "Agreement") by and among SpectraFax Corp., a Florida corporation
("SpectraFax"), and Tricomp Inc., an Illinois corporation and Thomas J. Conwell, the SpectraFax, President (the "Key Individual"). Each of SpectraFax, Tricomp and the Key Individuals is deemed a "party" to this Agreement and hereinafter may collectively be referred to as the "parties."

                                    RECITALS

     A. Tricomp is a coproation with One Thousand (1,000) issued and outstanding shares of capital stock, no par value (the "Tricomp Shares");

     B. As set forth in a letter of intent, dated November 21, 2001, by and among SpectraFax and Tricomp (the "Letter of Intent"), attached hereto as Exhibit A, Tricomp wishes to exchange such Tricomp Shares for shares of common stock of SpectraFax, par value $.000l per share (the "SpectraFax Shares"), and SpectraFax wishes to issue the SpectraFax Shares in exchange for the Tricomp Shares, upon the terms and subject to the conditions set forth in this Agreement; and

     C. The parties intend that the share exchange transaction contemplated by this Agreement (the "Transaction") qualifies as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements as set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                     ARTICLE I
                               EXCHANGE OF SHARES

     SECTION 1.1 EXCHANGE OF TRICOMP SHARES. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as hereinafter defined), Tricomp shall sell, assign, transfer and deliver to SpectraFax, and SpectraFax shall purchase from Tricomp, the Tricomp Shares, free and clear of all options, pledges, security interests, liens, claims, preemptive rights, imperfections of title, conditions or restrictions of any nature, or other encumbrances, or restrictions on voting or transfer ("Encumbrances"), other than restrictions imposed by Federal or state securities laws.

     SECTION 1.2 ISSUANCE AND EXCHANGE OF SPECTRAFAX SHARES. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, in consideration of the sale, assignment, transfer and delivery of the Tricomp Shares, SpectraFax shall deliver to Tricomp an aggregate number of SpectraFax Shares such that Tricomp will own Eighty percent (80% (restricted stock)) of the total issued and outstanding shares of SpectraFax immediately after the Closing (collectively, the "SpectraFax Acquisition Shares"). In order that the Transaction qualifies as a reorganization under Section 368(a)(1)(B) of the Code, the consideration paid by SpectraFax shall consist solely of the SpectraFax Acquisition Shares (which will be voting common stock) and no other consideration shall be paid by SpectraFax.

     SECTION 1.3 CLOSING. The Transaction contemplated by this Agreement shall take place at a closing (the "Closing") to be held at such place, time and date on which the parties mutually agree in writing following satisfaction of Articles VI, VII and VIII, below (the date on which the Closing takes place being the "Closing Date"), and effective as of 12:01 a.m. on the Closing Date.

     (a) CLOSING DELIVERIES BY TRICOMP. At the Closing, Tricomp shall deliver or cause to be delivered to SpectraFax (i) stock certificates evidencing the Tricomp Shares (or delivery of affidavits accounting for any lost certificates), duly endorsed in blank with Medallion Guarantee or accompanied by stock powers duly executed in blank, and (ii) all other previously undelivered documents required to be delivered by Tricomp to SpectraFax at or prior to the Closing Date in connection with the Transaction contemplated hereby including those documents required to be delivered by Article VIII hereof.

     (b) CLOSING DELIVERIES BY SPECTRAFAX AND THE KEY INDIVIDUAL. At the Closing, SpectraFax shall deliver to Tricomp, stock certificates evidencing the SpectraFax Acquisition Shares, and (ii) all other previously undelivered documents required to be delivered by SpectraFax and the Key Individual to Tricomp at or prior to the Closing Date in connection with the Transaction contemplated hereby including those documents required to be delivered by
Article VIII hereof.

     (c) DIRECTORS OF SPECTRAFAX ON AND AFTER THE CLOSING DATE. On the Closing Date, the Key Individual, Eric Ekelund, Vicki Koopman and Prakash V. Patel shall resign as directors of SpectraFax. SpectraFax's board of directors shall be expanded with the following individuals serving as the board of directors; Robert Bader, William Culver, Pamela Fournier, Jana Leiendecker, Dr. William Pearch, David Staman, Barbara Sugerman and Timothy Varner. Each director shall hold office, subject to the applicable provisions of SpectraFax's certificate of incorporation and bylaws, until the next annual stockholder's meeting of SpectraFax and until their respective successors shall be duly elected or appointed and qualified.

     (d) OFFICERS OF SPECTRAFAX ON AND AFTER THE CLOSING DATE. On the Closing Date, the Key Individual shall resign as President of SpectraFax.

         SECTION 1.4 TRANSFER TAXES. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Tricomp Shares under this Agreement will be borne and paid by Tricomp and Tricomp shall promptly reimburse SpectraFax for any such tax, fee or duty paid by SpectraFax. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the SpectraFax Acquisition Shares under this Agreement will be borne and paid by SpectraFax or the Key Individual and SpectraFax and/or the Key Individual shall promptly reimburse Tricomp for any tax, fee or duty paid by Tricomp. Notwithstanding anything in this Section 1.4 to the contrary, however, SpectraFax shall not pay, or reimburse Tricomp for, any transfer taxes, fees and duties imposed upon Tricomp under applicable law.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF TRICOMP

        Tricomp represents and warrants to SpectraFax as of the date hereof and as of the Closing Date, as set forth below.

         SECTION 2.1 ORGANIZATION. Tricomp is a corporation duly organized, validly existing and in good standing under the laws of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. As set forth on Schedule 2.1(a), Tricomp has no subsidiaries nor does it hold any equity interests in any other person or entity including any other corporation, partnership, limited liability company, business trust or joint venture.

          SECTION 2.2 CAPITALIZATION. Schedule 2.2(a) sets forth all of the authorized, issued and outstanding capital stock of Tricomp on a fully diluted basis, including stock authorized or to be authorized by the shareholders of SpectraFAX prior to the Closing Date. All of the issued and outstanding shares of capital stock of Tricomp including the Tricomp Shares, are, or will be, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no existing Encumbrances including, but not limited to, (a) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating Tricomp to issue, transfer or sell any shares of capital stock or other equity interest in Tricomp or securities convertible into or exchangeable for such shares or equity interests;
(b) contractual obligations of Tricomp to repurchase, redeem or otherwise acquire any capital stock of Tricomp or (c) voting trusts or similar agreements to which Tricomp is a party with respect to the voting of the capital stock of Tricomp.

         SECTION 2.3 OWNERSHIP OF STOCK. The Tricomp Shares are owned as set forth in Schedule 2.3 free and clear of all Encumbrances, other than restrictions imposed by Federal and state securities laws. Upon the consummation of the Transaction contemplated hereby, SpectraFax will acquire title to the Tricomp Shares free and clear of all Encumbrances, other than restrictions imposed by Federal and state securities laws.

         SECTION 2.4 AUTHORIZATION; VALIDITY OF AGREEMENT. Tricomp has the power and authority to enter into execute, deliver and perform this Agreement and to consummate the Transaction contemplated hereby. This Agreement has been duly executed and delivered by Tricomp and, assuming due and valid authorization, execution and delivery hereof by SpectraFax, this Agreement constitutes a valid and binding obligation of Tricomp, enforceable against Tricomp in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting enforcement of creditors' rights generally; and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 2.5 CONSENTS AND APPROVALS; NO VIOLATIONS. As set forth in Schedule 2.5, neither the execution, delivery, nor performance of this Agreement by Tricomp nor the consummation of the Transaction contemplated hereby will (a) violate any provision of the certificate or articles of incorporation or bylaws of Tricomp; (b) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any obligation, right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Tricomp, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Tricomp is a party or by which Tricomp or any of its properties or assets may be bound (each, a "Tricomp Contract"); (c) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to Tricomp or any of Tricomp's properties or assets, or (d) require on the part of Tricomp any filing or registration with, notification to, or authorization, consent or approval of, any court, legislative, executive or regulatory authority or agency ("Government Entity").

         SECTION 2.6 FULL DISCLOSURE.

         (a) Neither this Agreement nor any schedule, exhibit or certificate delivered pursuant hereto contains or will contain any untrue statement of a material fact, nor omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained herein and therein not materially misleading. To the extent such representations permit omission of items within the Knowledge of Tricomp which would otherwise be required to be discussed because they are not material or do not or would not have a Material Adverse Effect, such omissions in the aggregate will not and do not have a Material Adverse Effect on Tricomp or SpectraFax.

         (b) There is no fact within the Knowledge of Sellers that is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby.

         (c) All of the information set forth in the schedules, and all other information regarding Tricomp is accurate and complete in all material respects.

         (d) Tricomp has provided, or will provide prior to Closing, SpectraFax and SpectraFax's Representatives with full and complete access to all of Seller's records and other documents and data.

         SECTION 2.7 INVESTMENT REPRESENTATIONS OF TRICOMP

         (a)      QUALIFICATIONS.

(i) Tricomp (x) has prior investment experience, including investment in non-listed and non-registered securities, (y) has the capacity to evaluate the merits and risks of the acquisition of the SpectraFax Acquisition Shares, and
(z) understands the nature of an investment in the SpectraFax Acquisition Shares and is able to bear the economic risks of such an investment;

(ii) Tricomp is experienced in evaluating the merits and risks of investing in the businesses and industries in which SpectraFax operates; and

[(iii) Tricomp is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 (the "Securities Act") and has completed the Accredited Investor Questionnaire attached hereto as Exhibit B to the satisfaction of SpectraFax.]

(b) INVESTMENT INTENT. Tricomp will acquire the SpectraFax Acquisition Shares pursuant to this Agreement for investment for its own account, and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof.

(c) SPECTRAFAX INFORMATION. Tricomp acknowledges that it (i) has received and reviewed copies of the SpectraFax Filings with the Securities and Exchange Commission (the "SEC"); (ii) has been furnished such information with respect to SpectraFax's operations, business and prospects as it believes necessary and appropriate to evaluate the merits of an investment in the SpectraFax Acquisition Shares; and (iii) has been given the opportunity to ask questions of and receive answers from SpectraFax and its representatives concerning such information.

 (d) RESALE RESTRICTIONS. Tricomp understands and acknowledges that the SpectraFax Acquisition Shares will not be registered under the Securities Act and applicable state "Blue Sky" laws at or after the time of issuance, and must be held indefinitely unless or until (i) they are subsequently registered under the Securities Act and applicable state "Blue Sky" laws or (ii) an exemption from such registration is available for any subsequent sale or distribution.

(e) EXEMPT SALE. Tricomp understands and acknowledges that the offer and sale of the SpectraFax Acquisition Shares by SpectraFax under this Agreement has not been registered (i) under the Securities Act and is intended to be exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and/or Regulation D thereunder, or
(ii) under applicable state securities laws and regulations in reliance upon exemptions contained in such laws and regulations, and (iii) that the reliance of SpectraFax on such exemption is predicated in part on Tricomp's representations set forth in this Section 2.7. Tricomp has not offered the SpectraFax Acquisition Shares to any Person or taken any other action that of itself would cause the aforesaid non-public offering exemption not to be available to SpectraFax with respect to the issuance of the SpectraFax Acquisition Shares.

(f) LEGENDS ON CERTIFICATES. Tricomp understands and acknowledges that any certificate or other instrument evidencing any of the SpectraFax Acquisition Shares shall be stamped or otherwise imprinted with the legends (the "Legends") substantially in the form set forth below:

                  (i)      The following legend under the Securities Act:

     "THE SECURITIES REPRESENTED BY THIS CERTFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE SECURITIES LAW OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE HYPOTHECATED OR DISTRIBUTED EXCEPT (A)(i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR (ii) PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT AND UNDER THE SECURITIES LAW OF ANY STATE, AND (B) UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION SHALL BE SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH SALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND SUCH STATE SECURITIES LAW."

     (ii) Any legend imposed or required by SpectraFax's certificate of incorporation or bylaws or applicable state securities laws.

     Tricomp understands and acknowledges that SpectraFax will make, or cause to be made, a notation in its stock transfer registry with respect to the restrictions on offer and sale of the SpectraFax Acquisition Shares.

     (g) OTHER. Tricomp acknowledges and represents that the Tricomp Shares being transferred to SpectraFax as a result of the Transaction are being transferred by Tricomp to SpectraFax pursuant to and in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act, and upon exemptions contained in applicable state securities laws.

     SECTION 2.8 INVESTMENT REPRESENTATIONS OF TRICOMP. Tricomp understands that the SpectraFax Acquisition Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the SpectraFax Acquisition Shares or an available exemption from registration under the Securities Act, the SpectraFax Acquisition Shares must be held indefinitely. In particular, Tricomp understands that SpectraFax Acquisition Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF SPECTRAFAX

        SpectraFax hereby represents and warrants to Sellers as follows:

     SECTION 3.1 ORGANIZATION. SpectraFax is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. SpectraFax is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.

     SECTION 3.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. SpectraFax has the corporate power and authority and the Key Individual, in his individual capacity, has the power to execute and deliver this Agreement and to consummate the Transaction contemplated hereby. The execution, delivery and performance by SpectraFax of this Agreement, and the consummation of the Transaction contemplated hereby, have been duly authorized by all necessary corporate proceedings, subject to shareholder approval, no other corporate action on the part of SpectraFax is necessary to authorize the execution and delivery by SpectraFax of this Agreement and the consummation by it of the Transaction contemplated hereby. This Agreement has been duly executed and delivered by SpectraFax and, assuming due and valid authorization, execution and delivery hereof by Tricomp, is a valid and binding obligation of SpectraFax, enforceable against it in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in
Schedule 3.3, neither the execution, delivery, nor performance of this Agreement by each of SpectraFax and the Key Individual nor the consummation of the Transaction contemplated hereby will (a) violate any provision of the certificate or articles of incorporation or bylaws of either of SpectraFax; (b) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any obligation, right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of each of SpectraFax, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which each of SpectraFax or Key Individual is a party or by which each of SpectraFax or Key Individual or any of their properties or assets may be bound (each, an "SpectraFax Contract" or a "Key Individual Contract" as the context may require); (c) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to each of SpectraFax , Key Individual or any of SpectrFax's or Key Individual's properties or assets, or (d) except for those filings required pursuant to applicable state and federal securities laws, require on the part of each of SpectraFax and Key Individual any filing or registration with, notification to, or authorization, consent or approval of, any court, legislative, executive or regulatory authority or agency ("Government Entity").

     SECTION 3.4 SPECTRAFAX FINANCIAL STATEMENTS. As set forth on Schedule 3.4(a), SpectraFax has, prior to the date of this Agreement, made available to Tricomp true and complete copies of SpectraFax's unaudited year-end balance sheets for each of the last two fiscal years ended September 30, 2000 and September 30, 1999 and an unaudited balance sheet as of September 30, 2001 with successive months as such become available and the related statements of operations of SpectraFax for such fiscal years or interim period, as the case may be, ended on such date (the "SpectraFax Financial Statements"). As set forth on Schedule 2.6(b), within fifteen days of executing this Agreement, SpectraFax shall provide audited SpectraFax Financial Statements to Tricomp. The SpectraFax Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") (except that there are no notes attached thereto and the interim statements do not have year-end adjustments) and present fairly the financial position of SpectraFax as of the dates thereof and the results of its operations for the periods then ended.

     SECTION 3.5 NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 3.5 and except (a) for liabilities and obligations incurred in the Ordinary Course of Business (as hereinafter defined) after September 30, 2001, (b) for liabilities and obligations disclosed in or covered by the SpectraFax Financial Statements, and (c) for liabilities and obligations incurred in connection with the Transaction contemplated hereby or otherwise as contemplated by this Agreement, since September 30, 2001, SpectraFax has not incurred any liabilities or obligations that would be required to be reflected or reserved against in a balance sheet of SpectraFax, prepared in accordance with GAAP. Action taken by or on behalf of SpectraFax shall not be deemed to have been taken in the "Ordinary Course of Business" unless such action is: (a) recurring in nature, consistent with SpectraFax's past practices with regard to SpectraFax's normal day-to-day operations; (b) taken in good faith in accordance with sound and prudent business practices; and (c) not required to be authorized by SpectraFax's stockholders, board of directors or any committee of SpectraFax's board of directors, and does not require any other separate or special authorization of any nature.

     SECTION 3.6 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 3.6, since September 30, 2001, SpectraFax has not (a) suffered any change or changes constituting in the aggregate, a Material Adverse Effect (as hereinafter defined) and to each of Sellers' Knowledge (as defined in Section 10.1), no event has occurred that is reasonably likely to have a Material Adverse Effect;
(b) suffered any loss, damage or destruction to, or any interruption in the use of any of SpectraFax' assets not sold to DataCom Leasing LLC (whether or not covered by insurance) that would constitute a Material Adverse Effect; (c) amended its articles of incorporation or bylaws; (d) split, combined or reclassified the capital stock of SpectraFax; (e) declared or set aside or paid any dividend or other distribution with respect to the capital stock of SpectraFax, (f) changed its accounting principles, practices or methods, except as required by GAAP or applicable law; (g) made any capital expenditure in excess of One Thousand Dollars ($1,000); (h) written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness; (i) pledged or hypothecated any of its assets not sold to DataCom Leasing LLC or otherwise permitted any of such assets to become subject to any Encumbrance; (j) entered into any transaction outside the Ordinary Course of Business; (k) incurred, assumed or otherwise become subject to any liability or obligation, other than in the Ordinary Course of Business; (l) waived or released any material right; (m) approved any material increase, direct or indirect, or other material change in the compensation paid or payable to any officer, director, employee, independent contractor or agent of SpectraFax, or established or created any employment, deferred compensation or severance agreement or employee benefit plan or amended any of the foregoing; (n) suffered any material loss of personnel, authorized any change in the terms and conditions of the employment of senior members of management of SpectraFax or incurred any labor trouble; (o) made any arrangements relating to any royalty, dividend or similar payment entered into by SpectraFax based on the sales volume of SpectraFax; (p) entered into any material agreement with respect to the endorsement of products or services, other than in the Ordinary Course of Business; (q) revalued any of its remaining assets; (r) amended or terminated any Material Agreement (as defined in Section 3.14); or (s) agreed, committed, offered, or attempted to take any of the actions referred to in clauses (a) through (r).

     As used in this Agreement, "Material Adverse Effect" means any material adverse change in, or material adverse effect on, the business, financial condition, prospects or operations of a Person (as hereinafter defined), taken as a whole; provided, however, that any adverse effect on a Person resulting from the execution of this Agreement, the announcement of this Agreement and the Transaction contemplated hereby shall be excluded from the determination of Material Adverse Effect. "Person" means a natural person or any partnership, limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative, capacity or any other entity.

     SECTION 3.7 EMPLOYEE BENEFIT PLANS; ERISA. (a) Except as set forth on
Schedule 3.7, there are no Employee Plans (defined below) that are currently maintained or contributed to by SpectraFax, that have previously been maintained or contributed to by SpectraFax, or with respect to which SpectraFax has incurred or could incur any liability. For purposes of this Section 3.7, the term Employee Plan shall include (a) all "Employee Benefit Plans" as defined by
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) all specified fringe benefit plans as defined in Section 6039D of the Code, and (c) all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, life insurance, group insurance, or fringe benefit plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract, or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten, funded or unfunded), and any trust, escrow or other agreement related thereto.

     (b) Except as disclosed on Schedule 3.7, SpectraFax has complied with the continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") with respect to all current employees and former employees and other "Qualified Beneficiaries" (as defined in Code Section 4980B(g)(1) and ERISA Section 607(3)). All Employee Plans that are "Group Health Plans," as defined in Section 5000(b) of the Code, have been operated in conformance with the Medicare as Secondary Payer provisions of the Social Security Act, and no Person is subject to liability under Section 5000(a) of the Code with respect to any such Employee Plan.

     (c) Except as set forth in Schedule 3.7, SpectraFax has maintained workers' compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise.

     (d) Except as required by law, the consummation of the Transaction contemplated by this Agreement will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any employee, officer, former employee or former officer of SpectraFax.

     (e) Except for the continuation coverage requirements of COBRA, the requirements of other applicable law, or benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary), SpectraFax has no obligations or potential liability for medical expenses incurred by employees following termination of employment or retirement under any of the Employee Plans.

     (f) None of the transactions contemplated by this Agreement will result in an amendment, modification or termination of any of the Employee Plans. No written or oral representations have been made to any employee or former employee of SpectraFax promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the Closing (except to the extent of coverage required under COBRA). No written or oral representations have been made to any employee or former employee of SpectraFax concerning the continuation of the current employee benefits of SpectraFax.

     SECTION 3.8 LITIGATION. (a) Except as set forth in Schedule 3.8, there is no action, suit, proceeding or investigation pending or, to the Knowledge of SpectraFax or the Key Individual, threatened, involving SpectraFax, by or before any Government Entity or by any third party. There is no action, suit, proceeding or investigation, which SpectraFax currently intends to initiate.

     (b) Except as set forth in Schedule 3.8, SpectraFax is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of SpectraFax and the key Individual, continuing investigation by, any Government Entity, or any judgment, order, writ, injunction, decree, or award of any Government Entity, court, or arbitrator, including, without limitation, cease-and-desist or other orders.

        SECTION 3.9 NO DEFAULT; COMPLIANCE WITH APPLICABLE LAWS.

     (a) Except as set forth in Schedule 3.9, SpectraFax is not, nor has the Key Individual received written notice or any similar communication alleging that Tricomp may be, in default or violation of any term, condition or provision of
(i) its certificate of incorporation or bylaws; (ii) any of the Material Agreements (as defined in Section 3.14); (iii) any note, bond, mortgage, indenture, pledge, security agreement, credit agreement, guarantee, suretyship arrangement or other instrument in respect of indebtedness for borrowed money to which SpectraFax is a party or SpectraFax is bound; or (iv) any statute, law, ordinance, rule, regulation, judgment, decree, order, arbitration award or material licenses, permits, consents, approvals and authorizations of a Government Entity (collectively "Permits") applicable to SpectraFax including, without limitation, laws, rules and regulations relating to the environment, insurance, occupational health and safety, employee benefits, wages, workplace safety, equal employment opportunity, and race, religious or sex discrimination.

     (b) Except as set forth in Schedule 3.9, SpectraFax has all Permits necessary to conduct its business in the manner and in the areas in which it is presently being conducted, and all such Permits are valid and in full force and effect.

         SECTION 3.10 TAXES.

     (a) Except as set forth in Schedule 3.10, SpectraFax has (i) timely filed all Tax Returns (as hereinafter defined) required to be filed by it, and all such Tax Returns were true, correct and complete in all material respects when filed and (ii) paid or accrued (in accordance with GAAP) all Taxes (as hereinafter defined) whether or not shown to be due on such Tax Returns other than such Taxes that are being contested in good faith by SpectraFax;

     (b) Except as set forth on Schedule 3.10, SpectraFax have not received written notice of any ongoing federal, state, local or foreign audits or examinations of any Tax Return of SpectraFax.

     (c) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against SpectraFax;

     (d) There are no material statutory liens for Taxes upon the assets of SpectraFax which are not provided for in the Financial Statements, except liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith and which are set forth on Schedule 3.10;

     (e) The provisions for Taxes on the Financial Statements are sufficient in all material respects for the payment of all accrued and unpaid federal, state, county and local Taxes of any nature, and any applicable Taxes owing to any foreign jurisdiction, whether or not assessed or disputed, as of such date;

     (f) Schedule 3.10 sets forth accrued and unpaid Federal and State withholding taxes (including interest and penalties with respect thereto). Except as set forth in Schedule 3.10, all Taxes and other assessments and levies which SpectraFax was required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities when due (without regard to any extensions); and

     (g) SpectraFax is not a party to any agreement, contract or obligation which requires a distribution, dividend or similar payment of money to any shareholder of SpectraFax.

     "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States Internal Revenue Service or any taxing authority (whether domestic or foreign, including, without limitation, any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession), whether computed on separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such Taxes, charges, fees, levies or other assessments.

     "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

     SECTION 3.11 REAL PROPERTY LEASES. Schedule 3.11 sets forth all real property leases to which SpectraFax is a party together with a summary of lease terms, size, rental amounts, expiration dates, escalation provisions and landlord contacts. SpectraFax does not own any real property. Except as set forth in Schedule 3.11, SpectraFax has good, valid and (if applicable) marketable title to or valid leasehold interests in all real property leases, free and clear of any claims of default or breaches which over the passage of time could result in claim of default or payment of amounts other than as disclosed, other than liens for taxes not yet delinquent, liens imposed by law for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, liens in respect of pledges or deposits under workers' compensation laws or similar legislation, purchase money security interests given in connection with the acquisition of assets and minor liens and encumbrances that do not materially detract from the value of the assets subject thereto or materially impair the operations of SpectraFax. All of the premises subject to the lease are in good condition and repair (ordinary wear and tear excepted) and are fully effective and afford SpectraFax peaceful and undisturbed possession of the property subject to the lease. To the Knowledge of Key Individual on due inquiry, SpectraFax is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has SpectraFax received any notice of any such violation. There are no defaults by SpectraFax or, to the Knowledge of the Key Individual, by any other party, including the "Landlord" as defined under each such lease, under any lease of real property which might curtail in any material respect the present use by SpectraFax of its respective properties.

     SECTION 3.12 PROPERTIES. Schedule 3.12 sets forth (a) all of SpectraFax's equipment leases and the most recent rent (on an annualized basis) with respect to each of such leases, (b) the vehicles owned or leased by SpectraFax and the designation of the primary driver with respect to such vehicles, and (c) a listing of SpectraFax's bank accounts (including account numbers). Except as set forth in Schedule 3.12, SpectraFax has good, valid and (if applicable) marketable title to or valid leasehold interests in all assets material to its business and to those assets reflected on the Financial Statements (except for assets disposed of to DataCom), free and clear of Encumbrances, other than liens for taxes not yet delinquent, liens imposed by law for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, liens in respect of pledges or deposits under workers' compensation laws or similar legislation, purchase money security interests given in connection with the acquisition of assets and minor liens and encumbrances that do not materially detract from the value of the assets subject thereto or materially impair the operations of SpectraFax. All equipment included in such assets which is necessary to the business of SpectraFax is in good condition and repair (ordinary wear and tear excepted) and all leases of real or personal property to which SpectraFax is a party are fully effective and afford SpectraFax peaceful and undisturbed possession of the property subject to the lease. The property and assets of SpectraFax are sufficient for the conduct of its business as presently conducted. To the Knowledge of the Key Individual, SpectraFax is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has SpectraFax received any notice of any such violation. There are no defaults by SpectraFax or, to the Knowledge of Key Individual, by any other party under any lease of real or personal property which might curtail in any material respect the present use by SpectraFax of its respective properties.

     SECTION 3.13 INTELLECTUAL PROPERTY. Schedule 3.13 (a) sets forth all SpectraFax Intellectual Property (as defined below). Except as set forth in
Schedule 3.13(b), there are no pending or threatened claims against SpectraFax of which SpectraFax or the Key Individual have been given written notice, by any Person relating to SpectraFax's current or past use or ownership of any trademarks, trademark registrations, trade names, trade secrets, service marks, service names, logos, assumed names, copyrights and copyright registrations, patents and all applications therefor, or other intellectual property ("Intellectual Property"). SpectraFax has or had such rights, by license, lease or other agreement, with respect to the Intellectual Property used in SpectraFax's business as currently conducted or as conducted prior to the sale to DataCom (collectively, the "SpectraFax Intellectual Property") as are, or were, necessary to permit SpectraFax to conduct its business as currently or previously conducted, except where the failure to have such rights, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in Schedule 3.13(b), SpectraFax has not received any notice or other communication (in writing or otherwise) of, and no inquiry by SpectraFax or the Key Individual has revealed, any actual, alleged, possible or potential infringement of any SpectraFax Intellectual Property by any other Person.

         SECTION 3.14 CONTRACTS.

     Schedule 3.14 sets forth all the written Material Agreements (defined below) relating to Spectrafax. SpectraFax has delivered or made available to Tricomp copies of all written Material Agreements. Each Material Agreement is in full force and effect and is valid and enforceable by SpectraFax in accordance with its terms. To the Knowledge of the Key Individual, no other Person is in default in the observance or the performance of any term or obligation to be performed by it under any Material Agreement. As used in this Agreement, "Material Agreement(s)" shall mean each agreement, arrangement, instrument, bond, commitment, franchise, indemnity, indenture, lease, license or understanding to which SpectraFax is a party or to which SpectraFax or any of its respective properties is subject that (i) obligates SpectraFax to pay an amount in excess of One Thousand Dollars ($1,000) in any twelve (12) month period beginning after September 30, 2001; (ii) provides for the extension of credit to an unaffiliated third party in an amount greater than Five Hundred Dollars ($500); (iii) provides for a guaranty by SpectraFax of obligations of others in excess of One Thousand Dollars ($1,000); (iv) constitutes an employment agreement, consulting agreement or personal service contract not terminable on less than sixty (30) days' notice without penalty; (v) expressly limits, in any material respect, the ability of SpectraFax to engage in any business, compete with any Person or expand the nature or geographic scope of its business; (vi) pursuant to which SpectraFax is entitled to receive an amount in excess of One Thousand Dollars ($1,000) in any twelve month period beginning after September 30, 2001; or (vii) pursuant to which SpectraFax leases property.

     SECTION 3.15 LABOR MATTERS. SpectraFax is neither a party to, nor bound by, any collective bargaining agreement, contract or other agreement or understanding with any labor union or labor or organization and there is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of the Key Individual, threatened against SpectraFax. SpectraFax is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees. Except as set forth in Schedule 3.15, upon termination of employment of any of said employees, no severance or other payments will become due. Except as set forth in Schedule 3.15, SpectraFax does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment or services. SpectraFax is and heretofore has been in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices. There are no grievances, complaints or charges that have been filed under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement).

     SECTION 3.16 ENVIRONMENTAL MATTERS. SpectraFax is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by SpectraFax or, to the Knowledge of the Key Individual, by any other Person on any property leased or used by SpectraFax. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "Hazardous" or "Toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials. To the Knowledge of the Key Individual, no site operated or leased by SpectraFax contains any asbestos or asbestos-containing material, any polychlorinated biphenyls ("PCBs") or equipment containing PCBs, or any urea formaldehyde foam insulation.

     SECTION 3.17 SUBSIDIARIES. SpectraFax does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. SpectraFax is not a participant in any joint venture, partnership or similar agreement.

     SECTION 3.18 BROKER OR FINDERS. The Key Individual represents that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from SpectraFax in connection with the Transaction contemplated by this Agreement.

         SECTION 3.19 PERFORMANCE OF SERVICES.

     (a) To the Knowledge of the Key Individual, except as set forth in Schedule 3.19, SpectraFax will not incur or otherwise become subject to any Liability (as defined below) arising directly or indirectly from any services performed by, or on behalf of, SpectraFax on or at any time prior to the Closing Date other than a Liability arising in the Ordinary Course of Business. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

     (b) No customer or other Person has asserted or, to the Knowledge of the Key Individual, threatened to assert, any material claim against SpectraFax (i) under or based upon any warranty provided by or on behalf of SpectraFax, or (ii) under or based upon any other warranty relating to any services provided by or on behalf of SpectraFax. To the Knowledge of the Key Individual, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim, against SpectraFax.

         SECTION 3.20 INSURANCE.

     (a) Schedule 3.20 sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of,
SpectraFax:

(i) the name of the insurance carrier that issued such policy and the policy number of such policy;

(ii) whether such policy is a "Claims Made" or an "Occurrences" policy; and

(iii) the per incident and aggregate policy coverage limit.

     Schedule 3.20 also identifies (A) each pending application for insurance that has been submitted by or on behalf of SpectraFax, and (B) each self-insurance or risk-sharing arrangement affecting SpectraFax. SpectraFax has delivered to Tricomp accurate and complete copies of all of the insurance policies identified in Schedule 3.20 (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Schedule 3.20.

     (b) Each of the policies identified in Schedule 3.20 is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. The nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure SpectraFax's business, assets, operations, key employees, services and potential liabilities.

     (c) There is no pending claim under or based upon any of the policies identified in Schedule 3.20, and to the Knowledge of the Key Individual, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

     (d) SpectraFax and the Key Individual have not received:

     (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Schedule 3.20 or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

     (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Schedule 3.20; or

     (iii) any indication that the issuer of any of the policies identified in
Schedule 3.20 may be unwilling or unable to perform any of its obligations thereunder.

         SECTION 3.21 RELATED PARTY TRANSACTIONS.

     (a) Except as set forth in Schedule 3.21, no Related Party (as defined below) has (i) entered into, or has had any direct or indirect financial interest in, any SpectraFax Contract, any Key Individual Contract, transaction or business dealing of any nature involving SpectraFax, (ii) had any direct or indirect interest of any nature in any amount and in or otherwise relating to SpectraFax, or (iii) been indebted to SpectraFax.

     (b) Except as set forth in Schedule 3.21, no Related Party (or any employee of, consultant to or other Representative (as defined below) of a Related Party) provides, or has provided, any materials, services or support to SpectraFax, whether or not for compensation.

     (c) Except as set forth in Schedule 3.21, no Related Party presently acquires, or has acquired, any materials, services or support from SpectraFax, whether or not for compensation.

     (d) Except as set forth in Schedule 3.21, no Related Party has any claim or right against SpectraFax. No event has occurred, and to the Knowledge the Key Individual no condition or circumstance exists, that would (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against SpectraFax.

     (e) A "Related Party" means any person who is or has been a stockholder, director or officer of SpectraFax, any member of the family of any such individual, or any entity that is an affiliate of any one of the foregoing.

     (f) "Representatives" of a specified party shall mean officers, directors, employees, attorneys, accountants, advisors and other representatives of such party.

         SECTION 3.22 FULL DISCLOSURE.

     (a) Neither this Agreement nor any schedule, exhibit or certificate delivered pursuant hereto contains or will contain any untrue statement of a material fact, nor omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained herein and therein not materially misleading. To the extent such representations permit omission of items within the Knowledge of the Key Individual which would otherwise be required to be discussed because they are not material or do not or would not have a Material Adverse Effect, such omissions in the aggregate will not and do not have a Material Adverse Effect on Tricomp or SpectraFax.

     (b) There is no fact within the Knowledge of the Key Individual that (i) is reasonably likely to have a Material Adverse Effect on SpectraFax or on the ability of SpectraFax to comply with or perform any covenant or obligation under this Agreement, or (ii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby.

     (c) All of the information set forth in the schedules, and all other information regarding SpectraFax and its business, condition, assets, liabilities, operations, financial performance and net income that has been furnished to Tricomp or any of its Representatives by or on behalf of SpectraFax or the Key Individual, his or its Representatives, including copies of SpectraFax Contracts, Key Individual Contracts, Material Agreements and other documents, is accurate and complete in all material respects.

     (d) SpectraFax and the Key Individual have provided Tricomp and Tricomp's Representatives with full and complete access to all of Seller's records and other documents and data.

         SECTION 3.23 INVESTMENT REPRESENTATIONS OF SPECTRAFAX.

     (a) QUALIFICATIONS.

(i) SpectraFax (x) has prior investment experience, including investment in non-listed and non-registered securities, (y) has the capacity to evaluate the merits and risks of the acquisition of the Tricomp Acquisition Shares, and (z) understands the nature of an investment in the Tricomp Acquisition Shares and is able to bear the economic risks of such an investment;

(ii) SpectraFax is experienced in evaluating the merits and risks of investing in the businesses and industries in which Tricomp operates; and

(iii) SpectraFax is acquiring the Tricomp Acquisition Shares pursuant to an exemption set forth in Rule 501(d) of Regulation D under the Securities Act of 1933 (the "Securities Act").

     (b) INVESTMENT INTENT. SpectraFax will acquire the Tricomp Acquisition Shares pursuant to this Agreement for investment for its own account, and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof.

     (c) SPECTRAFAX INFORMATION. SpectraFax acknowledges that it (i) has been, or will be prior to Closing, furnished with such information with respect to Tricomp's operations, business and prospects as it believes necessary and appropriate to evaluate the merits of an investment in the Tricomp Acquisition Shares; and (ii) has been, or will be prior to Closing, given the opportunity to ask questions of and receive answers from Tricomp and its representatives concerning such information.

     (d) RESALE RESTRICTIONS. SpectraFax understands and acknowledges that the Tricomp Acquisition Shares will not be registered under the Securities Act and applicable state "Blue Sky" laws at or after the time of issuance, and must be held indefinitely unless or until (i) they are subsequently registered under the Securities Act and applicable state "Blue Sky" laws or (ii) an exemption from such registration is available for any subsequent sale or distribution.

     (e) EXEMPT SALE. SpectraFax understands and acknowledges that the offer and sale of the Tricomp Acquisition Shares by Tricomp under this Agreement has not been registered (i) under the Securities Act and is intended to be exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and/or Regulation D thereunder, or
(ii) under applicable state securities laws and regulations in reliance upon exemptions contained in such laws and regulations, and (iii) that the reliance of Tricomp on such exemption is predicated in part on SpectraFax's representations set forth in this Section 3.23. SpectraFax has not offered the Tricomp Acquisition Shares to any Person or taken any other action that of itself would cause the aforesaid non-public offering exemption not to be available to Tricomp with respect to the issuance of the Tricomp Acquisition Shares.

     (f) LEGENDS ON CERTIFICATES. SpectraFax understands and acknowledges that any certificate or other instrument evidencing any of the Tricomp Acquisition Shares shall be stamped or otherwise imprinted with the legends (the "Legends") substantially in the form set forth below:

     (i) The following legend under the Securities Act:

     "THE SECURITIES REPRESENTED BY THIS CERTFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE SECURITIES LAW OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE HYPOTHECATED OR DISTRIBUTED EXCEPT (A)(i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR (ii) PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT AND UNDER THE SECURITIES LAW OF ANY STATE, AND (B) UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION SHALL BE SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH SALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND SUCH STATE SECURITIES LAW."

(ii) Any legend imposed or required by SpectraFax's certificate of incorporation or bylaws or applicable state securities laws.

     SpectraFax understands and acknowledges that Tricomp will make, or cause to be made, a notation in its stock transfer registry with respect to the restrictions on offer and sale of the Tricomp Acquisition Shares.

     (g) OTHER. SpectraFax acknowledges and represents that the SpectraFax Shares being transferred to Tricomp as a result of the Transaction are being transferred by SpectraFax to Tricomp pursuant to and in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act, and upon exemptions contained in applicable state securities laws.

         SECTION 3.24 INVESTMENT REPRESENTATIONS OF SPECTRAFAX.

     (a) SpectraFax understands that the Tricomp Acquisition Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Tricomp Acquisition Shares or an available exemption from registration under the Securities Act, the Tricomp Acquisition Shares must be held indefinitely. In particular, SpectraFax understands that the Tricomp Acquisition Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

     (b) Tricomp shall not be obligated to register for resale, nor shall SpectraFax seek to register for resale, any Tricomp Acquisition Shares obtained in the Transaction.

     SECTION 3.25 CORPORATE NAME. SpectraFax has not done or conducted business under, and currently is not conducting business under, any name or other corporate identity other than "SpectraFax Corp."

     SECTION 3.26 KNOWLEDGE OF INDIVIDUALS. Schedule 3.26 sets forth those current officers, directors or employees (collectively, the "Listed Individuals") that hold positions such that the Listed Individuals, in the aggregate, have access to information relating to, and responsibility for, the conduct and operation of SpectraFax's business.

     SECTION 3.28 STOCKHOLDER DISTRIBUTIONS. SpectraFax has not (a) declared, set aside or paid any dividend or other distribution, whether payable in cash, stock or other property, in respect of its capital stock or (b) directly or indirectly redeemed, purchased or otherwise acquired any shares of its capital stock or other securities.

     SECTION 3.29 CAPITALIZATION. As of the date hereof, the total authorized capital stock of SpectraFax is (a) 40,000,000 shares of SpectraFax Common Stock, par value $.0001 per share. As of October 23, 2001, 25,251,374 shares of SpectraFax Common Stock were issued and outstanding.

                                   ARTICLE IV
                                    COVENANTS

     SECTION 4.1 TAX MATTERS. Tricomp shall be liable for, and shall indemnify and hold SpectraFax harmless against, all Taxes with respect to Tricomp payable for any taxable year or taxable period ending on or before the Closing Date. SpectraFax shall be liable for, and shall indemnify and hold Tricomp harmless against, any and all Taxes imposed on SpectraFax relating or apportioned to any taxable year or portion thereof ending after the Closing Date. To appropriately apportion any income Taxes relating to any taxable year beginning before and ending after the Closing Date, the parties shall apportion such income Taxes to the taxable period ending on or before the Closing Date by a closing of Tricomp's books consistent with their past practices for reporting items, except that exemptions, allowances or deductions that are calculated on a time basis shall be apportioned on a time basis. The existing management of SpectraFax shall be responsible for preparing the Tax Returns of SpectraFax, and Tricomp shall be responsible for preparing the Tax Returns of Tricomp, for all periods ending on or before the Closing Date. Each party shall cooperate and consult with the other party in connection with the preparation of such Tax Returns. The obligations of the parties set forth in this Section 4.1 shall be unconditional and absolute, and shall remain in effect until thirty (30) days after the expiration of the applicable statute of limitations.

     SECTION 4.2 FURTHER ASSURANCES. Each party agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transaction contemplated by this Agreement.

     SECTION 4.3 PROPRIETARY INFORMATION. Unless and until the Closing occurs, each party shall keep and retain in confidence and shall not use for any purpose other than to evaluate the Transaction contemplated under this Agreement any and all of the confidential and proprietary information respecting the other parties set forth or referenced in the schedules or otherwise provided to the receiving party by the disclosing party in connection with or in anticipation of the Closing, irrespective of the form in which it is delivered or when delivered (the "Proprietary Information"). The preceding requirement shall not apply to Proprietary Information that (a) a party was in the possession of, or was rightfully known by, the receiving party or its Representatives, without an obligation to maintain its confidentiality prior to receipt from the disclosing party or its Representatives, (b) is or becomes generally known to the public without violation of this Agreement, (c) is obtained by the receiving party or its Representatives in good faith from a third party having the right to disclose it without an obligation of confidentiality, or (d) is independently developed by the receiving party or its Representatives without the participation of individuals who have had access to the Proprietary Information. In the event the Agreement is terminated prior to Closing for any reason, the receiving party agrees to either return to the disclosing party all of the Proprietary Information subject to this Section 4.4 (including all copies) in its possession or under its control or to purge, shred or otherwise destroy all such Proprietary Information not returned, at the option of the disclosing party. The receiving party shall, and shall cause each of its Representatives to, keep and maintain all Proprietary Information subject to this Section 4.3 confidential in any case in which the Closing does not occur and not avail itself of or use any of such Proprietary Information for its own benefit. The receiving party shall promptly certify its compliance with the foregoing in the event of any termination of the Agreement.

     SECTION 4.4 FORM 8-K. SpectraFax and Tricomp will cooperate with each other in the preparation of a Form 8-K to be filed with the SEC describing the Transaction contemplated by this Agreement and such other items as are required by the rules and regulations of the SEC.

                                    ARTICLE V
                                 INDEMNIFICATION

     SECTION 5.1 INDEMNIFICATION BY TRICOMP. Subject to the limits set forth in this Article V, Tricomp agrees to indemnify, defend and hold SpectraFax, and its respective officers, directors and agents, harmless from and in respect of any and all losses, damages, Liability, costs and expenses (including, without limitation, reasonable expenses of investigation and defense fees and disbursements of counsel and other professionals) (collectively, "Losses"), arising directly or indirectly out of or directly or indirectly due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Tricomp contained in this Agreement.

     SECTION 5.2 INDEMNIFICATION BY SPECTRAFAX AND THE KEY INDIVIDUAL. Subject to the limits set forth in this Article V, SpectraFax and the Key Individual agree to indemnify, defend and hold Tricomp, and its respective officers, directors and agents, harmless from and in respect of any and all Losses that arising directly or indirectly out of or directly or indirectly due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of SpectraFax or the Key Individual contained in this Agreement.

     SECTION 5.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LIMITATIONS ON INDEMNITY. The representations and warranties of the parties contained in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Closing Date and will remain in full force and effect thereafter for a period of eighteen (18) months from the Closing Date; provided, however, that the representations and warranties contained in Section 3.10 will remain in full force and effect for a period equal to the applicable statute of limitations; and provided, further, that such representations or warranties shall survive (if at all) beyond such period with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such time period in accordance with this Article V. Anything to the contrary contained herein notwithstanding, SpectraFax shall not be entitled to recover Losses from Tricomp nor shall Tricomp be entitled to recover Losses from SpectraFax unless and until the total of all claims for Losses with respect to any inaccuracy or breach of any such representations or warranties or breach of any covenants, undertakings or other agreements, whether such claims are brought under this Article V or otherwise, exceeds Ten Thousand Dollars ($10,000) in the aggregate. If the total amount of such Losses exceeds Ten Thousand Dollars ($10,000), then the party entitled to recover hereunder shall be entitled to recover the full amount of such losses and not merely the portion of such damages exceeding Ten Thousand Dollars ($10,000).

     SECTION 5.4 NOTICE AND OPPORTUNITY TO DEFEND. If an event occurs which a party asserts is an indemnifiable event pursuant to Section 5.1 or 5.2, the party seeking indemnification (the "Indemnitee") shall promptly notify the other party obligated to provide indemnification (the "Indemnifying Party"). If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third Person, the Indemnitee will give such Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding; provided, however, that the Indemnitee's failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. If any such action is brought against any Indemnitee and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Indemnifying Party to the Indemnitee of such election to so assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, and the Indemnitee agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. The Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. In no event shall an Indemnifying Party be liable for any settlement effected by the Indemnitee without the consent of the Indemnifying Party, which will not be unreasonably withheld. In no event shall an Indemnifying Party effect any settlement without the consent of the Indemnitee, which will not be unreasonably withheld.

     SECTION 5.5 MITIGATION OF LOSS. Each Indemnitee is obligated to use reasonable efforts to mitigate to the fullest extent practicable the amount of any Loss for which it is entitled to seek indemnification hereunder.

     SECTION 5.6 SUBROGATION. Upon making any payment of Losses of the Indemnitee, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Loss to which the payment relates; provided, however, that until the Indemnitee recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of such payment are hereby made expressly subordinated and subjected in right of payment of the Indemnitee's rights against such third party. Without limiting the generality of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation and subordination rights.

     SECTION 5.7 TAX INDEMNIFICATION. None of the provisions of Article V, with the exception of Section 5.5, shall apply to the claims, obligations, liabilities, covenants and representations under Section 4.1, which shall be governed solely by the terms thereof.

     SECTION 5.8 REMEDY. Following the Closing, a party suffering a Loss, due to any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date), shall have, in its sole and absolute discretion, the right to seek redress for such Loss either through the indemnification provided for in this ARTICLE V or through a claim for rescission of the entire transaction under appropriate contract law, common law, statute, law, regulation or otherwise, including, without limitation, under the Racketeer Influence and Corrupt Organizations Act of 1970, as amended, all of which the parties hereby expressly reserve notwithstanding the absence of fraud with respect to such breach, inaccuracy, nonfulfillment or default.

     SECTION 5.9 INVESTIGATION. The representations, warranties, covenants and obligations of the parties, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or the knowledge of, the other parties, any of the other Indemnitees or any of their Representatives.

                                   ARTICLE VI
                       PRE-CLOSING COVENANTS OF SPECTRAFAX

     SECTION 6.1 ACCESS AND INVESTIGATION. SpectraFax shall ensure that, at all times from the date hereof to and until the Closing Date (the "Pre-Closing Period"):

     (a) SpectraFax will provide Tricomp and its Representatives with free and complete access at reasonable times and with reasonable notice to SpectraFax's premises and assets, and to all existing books, records, Tax Returns, work papers and other documents and information relating to SpectraFax;

     (b) Subject to standards and procedures acceptable to SpectraFax, SpectraFax and its Representatives will provide Tricomp and its Representatives the opportunity to meet with SpectraFax personnel, if any, and a reasonable number of parties to SpectraFax's Material Agreements; and

     (c) SpectraFax and its Representatives will compile and provide Tricomp and its Representatives with such additional financial, operating and other data and information regarding SpectraFax as Tricomp may request in good faith.

     SECTION 6.2 OPERATION OF BUSINESS. Unless SpectraFax first obtains a written waiver or consent from Tricomp, SpectraFax shall ensure that, during the Pre-Closing Period:

     (a) SpectraFax conducts its operations exclusively in the Ordinary Course of Business;

     (b) SpectraFax shall keep in full force all insurance policies covering SpectraFax identified in Schedule 3.20;

     (c) SpectraFax shall confer regularly with Tricomp concerning operational matters and otherwise report regularly to Tricomp concerning the status of SpectraFax's business, condition, assets, liabilities, operations, financial performance and prospects;

     (d) SpectraFax shall immediately notify Tricomp of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction (as defined herein); "Acquisition Transaction" shall mean any transaction involving: (a) the issuance, sale or other disposition of (i) any capital stock of SpectraFax, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of SpectraFax, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of SpectraFax; or (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving SpectraFax;

     (e) SpectraFax does not effect or become a party to any Acquisition Transaction;

     (f) SpectraFax does not form any subsidiary or acquire any equity interest or other interest in any other Person;

     (g) SpectraFax does not make any expenditure in excess of Two Hundred Fifty Dollars ($250) without the consent of Tricomp;

     (h) SpectraFax does not enter into any contract involving annual payments by SpectraFax without the consent of Tricomp;

     (i) SpectraFax does not incur, assume or otherwise become subject to any liability, except for current liabilities (of the type required to be reflected in a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

     (j) SpectraFax does not establish or adopt any new Employee Plan, does not amend any existing Employee Plan and does not pay any bonus or make any profit sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

     (k) SpectraFax does not change any of its methods of accounting or accounting practices in any respect, except as required by GAAP or applicable laws;

     (l) SpectraFax does not make any Tax election;

     (m) SpectraFax does not commence any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation involving any Government Entity or third party;

     (n) SpectraFax does not (i) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets, other than in the Ordinary Course of Business; (ii) incur or assume any indebtedness, liability or obligation or any other liabilities or issue any debt securities, other than in the Ordinary Course of Business; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, other than in the Ordinary Course of Business; or (iv) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the Ordinary Course of Business;

     (o) SpectraFax pays debts and Taxes when due subject to good faith disputes thereof, and pays or performs other obligations when due;

     (p) SpectraFax does not transfer to any Person or entity any Intellectual Property or intangible asset other than in the Ordinary Course of Business;

     (q) SpectraFax does not enter into or amend any Material Agreements;

     (r) SpectraFax does not pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the Ordinary Course of Business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against the Financial Statements or reasonably incurred in connection with the transactions contemplated by this Agreement;

     (s) SpectraFax gives all notices and other information required prior to the Closing Date to be given to the employees of SpectraFax and any applicable Government Entity pursuant to applicable law in connection with the transactions provided for in this Agreement; and

     (t) SpectraFax shall not enter into any transaction, related party transaction, or take any other action that likely would cause or constitute a breach of any, representation, warranty or covenant made by Sellers in this Agreement.

         SECTION 6.3 FILINGS AND CONSENTS.

     (a) SpectraFax covenants and agrees that each filing or notice required to be made or given (pursuant to any applicable legal requirement, order or contract, or otherwise) by SpectraFax in connection with the execution and delivery of this Agreement or in connection with the consummation or performance of the Transaction contemplated hereby shall be made or given as promptly as practicable after the date of this Agreement;

     (b) SpectraFax shall use its best efforts to obtain or cause to be obtained each consent or estoppel letter required to be obtained (pursuant to any applicable legal requirement, order or contract, or otherwise) by SpectraFax in connection with the execution and delivery of this Agreement or in connection with the consummation or performance of the Transaction contemplated hereby (including each of the consents identified in Section 3.3 of the Disclosure Schedule) as promptly as practicable after the date of this Agreement and each of such consents shall remain in full force and effect through the Closing Date;

     (c) Sellers shall promptly deliver to Tricomp a copy of each filing made, each notice given and each consent obtained by SpectraFax during the Pre-Closing Period; and

     (d) During the Pre-Closing Period, SpectraFax and its Representatives shall cooperate with Tricomp and with Tricomp's Representatives, and prepare and make available such documents and take such other actions as Tricomp may request in good faith.

         SECTION 6.4 NOTIFICATION.

     (a) During the Pre-Closing Period, SpectraFax shall promptly notify Tricomp of:

(i) the discovery by SpectraFax of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any representation or warranty made by SpectraFax in this Agreement;

(ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of any representation or warranty made by SpectraFax in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such extent, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

(iii) any breach of any covenant or obligation of SpectraFax; and

(iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth Article VIII impossible or unlikely; and

     (b) SpectraFax shall have the obligation to supplement any section of the schedules prior to Closing with respect to any transaction permitted under
Section 6.2 or any matter described in Section 6.4(a) above which occurs during the Pre-Closing Period. Such supplementation is not a waiver by Tricomp of any breach of a representation or warranty as to the matter so supplemented.

     SECTION 6.5 NO NEGOTIATION. During the Pre-Closing Period, none of SpectraFax or the Key Individual, nor their Representatives directly or indirectly:

     (a) shall solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Tricomp) relating to any Acquisition Transaction;

     (b) shall participate in any discussions or negotiations with, or provide any non-public information to, any Person (other than Tricomp) relating to any Acquisition Transaction; or

     (c) shall consider the merits of any unsolicited inquiry, proposal or offer from any Person (other than Tricomp) relating to any Acquisition Transaction.

     SECTION 6.6 BEST EFFORTS. During the Pre-Closing Period, SpectraFax shall use its best efforts to cause the conditions set forth in Article VIII to be satisfied on a timely basis, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the representations and warranties set forth in Article III of this Agreement becoming untrue, in any of the conditions of Closing set forth in
Article VIII not being satisfied.

     SECTION 6.7 CONFIDENTIALITY; PUBLICITY. During the Pre-Closing Period:

     (a) SpectraFax and its Representives shall keep strictly confidential the existence and terms of this Agreement prior to the issuance or dissemination of any mutually agreed upon press release or other disclosure of the Transaction contemplated hereunder;

     (b) neither SpectraFax nor its Representatives shall issue or disseminate any press release or other publicity or otherwise make any disclosure of any nature (to any of SpectraFax's suppliers, customers, landlords, creditors or employees or to any other Person) regarding the Transaction contemplated by this Agreement, except as required by federal securities laws or other applicable laws and except as otherwise agreed by the parties; and

     (c) if SpectraFax is required by law to make any disclosure regarding the Transaction contemplated by this Agreement, Sellers shall advise Tricomp, at least one (1) business day prior to making such disclosure, of the nature and content of the intended disclosure.

     Nothing in this Section 6.7 shall prevent SpectraFax, Tricomp or the Key Individual from discussing public information regarding the Transaction to current or prospective shareholders, vendors, employees or regulatory agencies.

     SECTION 6.8 STOCKHOLDER DISTRIBUTIONS. SpectraFax shall not, from the date hereof through the Closing, (a) declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or other property, in respect of its capital stock or (b) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities.


                                   ARTICLE VII
                       PRE-CLOSING COVENANTS OF TRICOMP

     SECTION 7.1 BEST EFFORTS. During the Pre-Closing Period, Tricomp shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the representations and warranties set forth in Article II of this Agreement becoming untrue or in any of the conditions of closing set forth in Article VIII not being satisfied, other than in accordance with the fiduciary obligation of the Board of Directors, as determined under applicable law.

     SECTION 7.2 LOAN FOR CERTAIN PRECLOSING LIABILITIES OF SPECTRAFAX. During the Pre-Closing Period, Tricomp agrees to pay certain liabilities of SpectraFax as set forth on Schedule 7.2. Such payment by Tricomp shall be considered a loan to SpectraFax and shall be payable pursuant to mutually agreed upon terms.


                                  ARTICLE VIII
                                   CONDITIONS

     SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CLOSING. The obligations of Tricomp, on the one hand, and SpectraFax, on the other, to consummate the Closing are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

     (a) no arbitrator or Government Entity shall have issued any order, decree or ruling, and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Transaction contemplated by this Agreement; provided that the parties shall have used their best efforts to cause any such order, decree, statute, rule or regulation to be vacated or lifted; and

     (b) all action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the Transaction contemplated hereby shall have been duly and validly taken by the respective boards of directors of SpectraFax and Tricomp and, where applicable, their shareholders.

     SECTION 8.2 CONDITIONS TO THE OBLIGATIONS OF TRICOMP. The obligations of Tricomp to consummate the Transaction contemplated hereby are subject to the satisfaction (or waiver by Tricomp) of the following further conditions:

     (a) the representations and warranties of SpectraFax shall be true and accurate as of the Closing Date as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need to be true and accurate only as of such date or with respect to such period);

     (b) SpectraFax shall have performed in all material respects the obligations hereunder required to be performed by them at or prior to the Closing Date;

     (c) Tricomp shall have received (i) a certificate signed by a duly authorized executive officer of SpectraFax, dated as of the Closing Date, to the effect that, to the best of their Knowledge, the conditions set forth in Section 8.2(a) and 8.2(b) have been satisfied; and (ii) a certificate of the secretary or assistant secretary of SpectraFax certifying that each officer was authorized under SpectrFax's bylaws to sign the certificate in his or her capacity as stated in the officer's certificate;

     (d) Tricomp shall have received an opinion letter from counsel for SpectraFax, as of the Closing Date, in a form acceptable to Tricomp;

     (e) On, before or simultaneously with the Closing, SpectraFax shall have paid all Federal, Maryland, and any other state withholding taxes (including interest and penalties with respect thereto) for all quarters ending on or before the Closing Date and, at Tricomp's request, shall provide documentation from the applicable Government Entity that such withholding taxes have been paid;

     (f) there shall have been no Material Adverse Effect with respect to SpectraFax's business, condition (financial or otherwise), assets, liabilities, operations or financial performance since December 3, 2001;

     (g) On, before or simultaneously with the Closing, there shall be no outstanding loans to or on behalf of SpectraFax (including, but not limited to, bank loans, Senior Convertible Notes or shareholder loans which shall have been paid off, or in the case of Senior Convertible Notes and shareholder loans shall have proof of conversion, prior to or simultaneously with the Closing);

     (h) there shall have been no distributions, payments or similar transfers of money);

     (i) since the date of this Agreement, there shall not have been commenced or threatened against SpectraFax against any Person affiliated with SpectraFax, any proceeding:

     (1) involving any challenge to, or seeking damages or other relief in connection with, the Transaction contemplated hereunder, or

     (2) that are reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Transaction contemplated hereunder or having a Material Adverse Effect on SpectraFax.

     (j) SpectraFax shall have liabilities equal to or less than $175,000.00;
and

     (k) At the Closing, SpectraFax Shares shall continue to be listed on the NASD OTC Bulletin Board and no inquiry or proceeding by the NASD shall then be in progress for the possible delisting of such shares.


     SECTION 8.3 CONDITIONS TO THE OBLIGATIONS OF SPECTRAFAX. The obligations of SpectraFax to consummate the Transaction contemplated hereby are subject to the satisfaction (or waiver by SpectraFax) of the following conditions:

     (a) the representations and warranties of Tricomp shall be true and accurate as of the Closing Date as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need to be true and accurate only as of such date or with respect to such period);

     (b) Tricomp shall have performed in all material respects all of the obligations hereunder required to be performed by Tricomp, at or prior to the Closing Date;

     (c) SpectraFax shall have received (i) a certificate signed by a duly authorized executive officer of Tricomp, dated as of the Closing Date, to the effect that, to the best of their Knowledge the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied and (ii) a certificate of the secretary or assistant secretary of Tricomp certifying that each officer was authorized under Tricomp's bylaws to sign the certificate in his or her capacity as stated in the officer's certificate;


                                       ARTICLE IX
                                   TERMINATION

     SECTION 9.1 TERMINATION. This Agreement may be terminated and the Transaction contemplated hereby abandoned at any time prior to the Closing Date:

     (a) by mutual written consent of Tricomp and SpectraFax;

     (b) by either Tricomp or SpectraFax if the Transaction contemplated hereby shall not have been consummated by March 31, 2002;

     (c) by either Tricomp or SpectraFax if any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Transaction contemplated hereby and such order, decree, ruling or any other action shall have become final and non-appealable;

     (d) by SpectraFax if there shall have been any material breach of a representation and warranty or material obligation of Tricomp hereunder and, if such breach is curable, such default shall not have been remedied within ten
(10) days after receipt by Sellers of notice in writing from SpectraFax specifying such breach and requesting that it be remedied; provided, that such ten (10) day period shall be extended for so long as Sellers shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure;

     (e) by Tricomp if there shall have been any material breach of a representation and warranty or material obligation of SpectraFax hereunder and, if such breach is curable, such default shall have not been remedied within ten
(10) days after receipt by SpectraFax of notice in writing from Tricomp specifying such breach and requesting that it be remedied; provided, that such ten (10) day period shall be extended for so long as SpectraFax shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure; or

     (f) by Tricomp if the shareholders of SpectraFax fail to approve the Transaction prior to March 31, 2002.

     SECTION 9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Sections 9.1(a), 9.1(b), and 9.1(c) above, this Agreement shall forthwith become of no further effect and there shall be no liability or obligation on the part of any party or their respective officers or directors. In the event of the termination of this Agreement pursuant to Section 9.1(f) above, SpectraFax shall pay Tricomp, as liquidated damages, the sum of fifteen thousand dollars ($15,000). The liquidated damages shall be paid by SpectraFax within ten (10) days of the termination of this Agreement. If SpectraFax fails to pay any amount pursuant to this Section 9.2 when due, SpectraFax shall pay interest thereon, from the date due until the date paid in full, at the prime rate as announced from time to time in the Wall Street Journal and shall reimburse Tricomp for all reasonable attorneys' fees and other costs and expenses incurred in collecting the amount due. Each party agrees that it would be impracticable or extremely difficult to fix the actual damages resulting from a termination of this Agreement pursuant to Section 9.1(f). The parties believe that the payment pursuant to this Section 9.2 represents a reasonable endeavor by the parties to estimate a fair compensation for the foreseeable losses that might result from such a termination and, consequently, that such payment represents liquidated damages and not a penalty. The sole remedy with respect to a termination of this Agreement pursuant to Section 9.1(f) shall be liquidated damages provided for in this Section 9.2.

                                    ARTICLE X
                                  MISCELLANEOUS

     SECTION 10.1 KNOWLEDGE. The term "Knowledge" as used in this Agreement with respect to the SpectraFax shall mean the actual knowledge of the Key Individual after Reasonable Inquiry. "Reasonable Inquiry" with respect to the Key Individuals shall mean such inquiry and investigation as are reasonable and customary under the circumstances, which circumstances shall include the proposed sale of SpectraFax.

     SECTION 10.2 GOVERNING LAW AND CONSENT TO JURISDICTION. The laws of the State of Illinois (irrespective of its choice of law principles) shall govern all issues concerning the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the right and duties of the parties. Each party irrevocably submits to the exclusive jurisdiction of the courts of the State of Illinois and the Federal courts of the United States of America located in Illinois (and the Illinois state and Federal courts having jurisdiction over appeals therefrom) in respect of the transaction contemplated by this Agreement, the other agreements and documents referred to herein and the Transaction contemplated by this Agreement and such other documents and agreements.

     SECTION 10.3 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects only by written agreement duly executed and delivered by all of the parties.

     SECTION 10.4 NOTICES. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier; (b) five (5) days after being deposited in any United States Post Office enclosed in a postage prepaid, registered or certified envelope addressed; or (c) when successfully transmitted by telecopier (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above), to the receiving party at the address or telecopier number set forth below (or at such other address or telecopier number for a party as shall be specified by like notice); provided however, that any notice of change of address or telecopier number shall be effective only upon receipt:

         (a)      if to SpectraFax, to:

          SpectraFax Corp.
           501 Goodlette Road North, Suite B206
           Naples, Florida 34102
           Attention:  Thomas J. Conwell, CEO
           with a copy (which shall not constitute notice) to:


         (b)      if to Thomas J. Conwell, to:

               ----------------------------

               ---------------------------

               ----------------------------

               ----------------------------

         (c)      if to Tricomp, to:

              Tricomp, Inc.
              307 Mulberry Street
              Rockford, Illinois  61101
              Attn:  Barbara Sugerman, President

              With a copy to:

              Kevin J. Ryan
              Burke, Warren, MacKay & Serritella, P.C.
              330 N. Wabash, 22nd  Floor
              Chicago, Illinois 60611


     SECTION 10.5 COUNTERPARTS. This Agreement may be executed in multiple counterparts, all of which shall together be considered out and the same agreement.

     SECTION 10.6 INCORPORATION BY REFERENCE. The Preamble and Recitals to this Agreement and the Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     SECTION 10.8 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement (including the documents incorporated herein by reference in Section 10.7 hereof and other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes any prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as expressly provided herein, are not intended to confer upon any Person other than the parties herein any rights or remedies hereunder.

     SECTION 10.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     SECTION 10.10 SERVICE OF PROCESS. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 10.2 hereof in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 10.4 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

     SECTION 10.11 SPECIFIC PERFORMANCE. Each party acknowledges and agrees that in the event of any breach of this Agreement each nonbreaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties will (a) waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 10.2.

     SECTION 10.12 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted successors and assigns.

     SECTION 10.13 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated hereby, this Agreement and the consummation of the Transaction contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Transaction contemplated hereby is consummated.

     SECTION 10.14 WAIVERS. Except as otherwise provided in this Agreement, any failure of either party to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     SECTION 10.15 ATTORNEY FEES. In the event of a dispute with respect to the subject matter of this Agreement, the prevailing party in any proceeding, including arbitration commenced to resolve such disputes, shall be entitled to an award of its reasonable attorney fees and court or arbitration costs incurred in resolving or settling the dispute, in addition to any and all other damages or relief which the court or arbitrator may deem proper.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed with legal and binding effect by their respective authorized officers, in their individual capacity, as of the date first written above.


                                       SPECTRAFAX CORP.,
                                       a Florida corporation



                                       By:
                                          -------------------------------------
                                          Name:   Thomas J. Conwell
                                          Title:  President



                                       TRICOMP INC.,
                                       An Illinois corporation


                                       By:
                                          -------------------------------------
                                          Name:   Barbara Sugerman
                                          Title:  President



                                       KEY INDIVIDUAL


                                       By:
                                          -------------------------------------
                                          Name:   Thomas J. Conwell